UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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PEOPLES FINANCIAL SERVICES CORP.

(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PEOPLES FINANCIAL SERVICES CORP.

150 North Washington Avenue

Scranton, Pennsylvania 18503

March 28, 2014

To Our Shareholders:

You are cordially invited to attend the 2014 Annual Meeting of Shareholders of Peoples Financial Services Corp. to be held on Saturday, May 10, 2014 at 9:00 a.m. local time at Stone Hedge Country Club, 287 German Hill Road, Factoryville, Pennsylvania.

At the annual meeting, shareholders will be asked to consider and vote upon: the election of five directors to the Company’s board of directors, each to serve until the 2017 annual meeting of shareholders and until his or her successor has been selected and qualified; a proposal to approve, on an advisory basis, the compensation of our named executive officers; a proposal to approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers; the ratification of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014, and any other business as may properly be brought before the meeting.

On behalf of the board of directors, we urge you to submit your proxy by mail, telephone or internet as soon as possible, even if you currently plan to attend the annual meeting. This will not prevent you from voting in person at the meeting, but will assure that your vote is counted if you are unable to attend the annual meeting.

Your cooperation is appreciated, as shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast must be represented at the annual meeting, either in person or by proxy, to constitute a quorum for the conduct of business.

Very truly yours,

William E. Aubrey II	Craig W. Best
Chairman of the Board	President and Chief Executive Officer

PEOPLES FINANCIAL SERVICES CORP.

150 North Washington Avenue

Scranton, Pennsylvania 18503

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 10, 2014

Notice is hereby given that the 2014 Annual Meeting of Shareholders of Peoples Financial Services Corp., referred to as “we” or the “Company,” will be held at Stone Hedge Country Club, 287 German Hill Road, Factoryville, Pennsylvania on Saturday, May 10, 2014, at 9:00 a.m. local time, for the purpose of considering and voting upon the following matters:

•	Election of five directors to our board of directors, each to serve until the 2017 annual meeting of shareholders and until his or her successor has been elected and qualified;

•	A proposal to approve, on an advisory basis, the compensation of our named executive officers;

•	A proposal to approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers;

•	Ratification of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

•	Such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 3, 2014 are entitled to notice of and to vote at the annual meeting. Whether or not you contemplate attending the annual meeting, the board of directors of the Company recommends that you execute and return the enclosed proxy by mail or submit your proxy by telephone or the internet. You may revoke your proxy at any time prior to the exercise of the proxy by delivering to the Company a later dated proxy, by delivering a later dated written notice of revocation to the Company, or by voting your shares in person at the annual meeting.

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 10, 2014:

Our proxy statement, annual report to shareholders, proxy card, and directions to attend the annual meeting are available at http://www.astproxyportal.com/ast/08838/.

BY ORDER OF THE BOARD OF DIRECTORS

DEBRA E. DISSINGER
Secretary

March 28, 2014

PEOPLES FINANCIAL SERVICES CORP.

150 North Washington Avenue

Scranton, Pennsylvania 18503

PROXY STATEMENT FOR ANNUAL MEETING

OF SHAREHOLDERS TO BE HELD ON MAY 10, 2014

This proxy statement is being furnished to shareholders of Peoples Financial Services Corp., referred to as “we” or the “Company,” in connection with the solicitation by the board of directors of the Company of proxies to be voted at the annual meeting of shareholders to be held at Stone Hedge Country Club, Factoryville, Pennsylvania at 9:00 a.m. local time on Saturday, May 10, 2014, or such later date to which the annual meeting may be adjourned or postponed.

At the annual meeting, you will be asked to consider and vote upon the following matters:

•	Election of five directors to the Company’s board of directors each to serve until the 2017 annual meeting of shareholders and until his or her successor has been elected and qualified;

•	A proposal to approve, on an advisory basis, the compensation of our named executive officers;

•	A proposal to approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers;

•	Ratification of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

•	Such other business as may properly come before the meeting.

Information regarding the election of directors and the other proposals is included in this proxy statement. Shareholders should carefully read this proxy statement.

The first date on which this proxy statement and the enclosed form of proxy are being sent to the shareholders of the Company is on or about April 4, 2014.

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A WARNING ABOUT FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, in addition to historical information. Forward looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions. Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, provide a safe harbor in regard to the inclusion of forward-looking statements in this document and any documents incorporated by reference.

You should note that many factors, some of which are discussed elsewhere in this document and in documents that are incorporated by reference, could affect the future financial results of Peoples Financial Services Corp. and its subsidiaries and could cause those results to differ materially from those expressed in the forward-looking statements contained or incorporated by reference in this document. These factors include, but are not limited, to the following:

•	prevailing economic and political conditions, particularly in our market area;

•	credit risk associated with our lending activities;

•	changes in interest rates, loan demand, real estate values and competition;

•	changes in accounting principles, policies, and guidelines;

•	changes in any applicable law, rule, regulation or practice with respect to tax or legal issues;

•	anticipated benefits of our merger with Penseco Financial Services Corporation, or other future acquisitions or business combinations, may be significantly harder – or take longer – to achieve than expected; and

•	other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services and other factors that may be described in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

We caution that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, all of which change over time, and we assume no duty to update forward-looking statements, except as may be required by applicable law or regulation, and except as required by applicable law or regulation, we do not undertake, and specifically disclaim any obligation, to publicly release any revisions to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. We caution readers not to place undue reliance on any forward-looking statements. These statements speak only as of the date made, and we advise readers that various factors, including those described above, could affect our financial performance and could cause actual results or circumstances for future periods to differ materially from those anticipated or projected.

-iii-

INFORMATION ABOUT VOTING

How are proxies being solicited?

This proxy solicitation is being made by and at the direction of the board of directors of the Company, and we will pay all expenses relating to the solicitation. In addition to the use of the mails, proxies may be solicited personally, by telephone or by other electronic means by officers, directors and employees of the Company and its subsidiary, Peoples Security Bank and Trust Company, or the “Bank,” who will not be compensated for such solicitation activities. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse those persons for their reasonable expenses.

What is on the agenda for the annual meeting?

The agenda for the annual meeting includes the election of five directors to the Company’s board of directors, each to serve until the 2017 annual meeting of shareholders and until his or her successor has been elected and qualified, a proposal to approve, on an advisory basis, the compensation of our named executive officers, a proposal to approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers, ratification of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014, and such other business as may properly come before the annual meeting. We are not aware of any such other business that may properly come before the annual meeting at the present time.

Who can vote?

You can vote at the annual meeting if you are a holder of our common stock at the close of business on the record date. The record date is March 3, 2014. Each share of common stock you own as of the record date entitles you to one vote for each director to be elected in the election of directors and one vote on any other business as may properly come before the annual meeting. As of the record date, there were 7,549,758 shares of common stock outstanding and entitled to vote.

How do I vote if shares are held directly in my name?

If you hold your shares in certificate form and not through a bank, brokerage firm or other nominee, you may vote your shares in one of the following ways:

•	By Mail. If you choose to vote by mail, complete the enclosed proxy, date and sign it, and return it in the postage-paid envelope provided.

•	In Person. If you choose to vote in person, come to the annual meeting and cast your vote. If you attend the meeting, you may vote your shares in person even if you have previously submitted a proxy.

•	Telephonic voting. If you choose to vote by telephone, call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call, and use the company number and account number shown on your proxy card.

•	Internet Voting. If you choose internet voting, access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the company number and account number shown on your proxy card.

You may submit your proxy by telephone or via internet until 11:59 PM EDT the day before the meeting.

How do I vote if shares are held in street name or through a bank, brokerage firm or other nominee?

If you hold your shares in street name or through a bank, brokerage firm or other nominee, you will need to vote your shares by providing voting instructions to your bank, brokerage firm or other nominee, in accordance with the voting instruction form provided to you by your bank, brokerage firm or other nominee, or by obtaining a legal proxy from your bank, brokerage firm or other nominee authorizing you to vote those shares at the annual meeting. Only with a legal proxy from your bank, brokerage firm or other nominee can you cast your vote in person at the annual meeting.

How will my proxy be voted?

If you hold your shares directly in your name, unless you indicate differently on your proxy, we plan to vote signed and returned proxies FOR the election of the board’s director nominees named in this proxy statement, FOR the proposal to approve, on an advisory basis, the compensation of our named executive officers, for every ONE YEAR on the proposal to approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers, and FOR the ratification of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

If you hold your shares of the Company’s common stock in “street name” (that is, through a broker or other nominee), under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters. Over the past few years, changes in rules applicable to brokers have caused uncontested elections of directors, matters related to executive compensation, and matters related to corporate governance to be considered non-routine. If you hold your shares in street name, but do not give your broker or other nominee instructions on how to vote your shares, votes may not be cast on your behalf. If your broker or other nominee submits a proxy but does not vote your shares on a particular proposal because it has not received voting instructions from you, your shares will be considered to be “broker non-votes” with regard to that matter.

At or after the annual meeting, a judge of elections will tabulate ballots cast by shareholders present and voting in person and votes cast by proxy.

What is a broker non-vote?

A broker non-vote occurs when a bank or brokerage firm holding shares on behalf of a shareholder does not receive voting instructions from the shareholder by a specified date before the annual meeting and the bank or brokerage firm is not permitted to vote, or otherwise does not vote, those undirected shares on specified matters. Thus, if you do not give your broker specific instructions, your shares may not be voted on those matters (so-called “broker non-votes”) and will not be counted in determining the number of shares necessary for approval. Broker non-votes are not considered to be votes cast and, therefore, generally have no effect on the outcome of elections of directors or other business which are determined based on votes cast. Shares represented by “broker non-votes” will be counted, however, in determining the number of shares of common stock represented in person or by proxy and entitled to vote.

Can I revoke my proxy or change my vote after submitting my proxy?

Yes. Any shareholder giving a proxy has the right to attend the annual meeting and vote in person. A proxy may be revoked prior to the annual meeting if a later-dated proxy or a written revocation is sent to the Company at Peoples Financial Services Corp., 150 North Washington Avenue, Scranton, Pennsylvania 18503, Attn.: Secretary, and received prior to the annual meeting. In addition, a proxy may be revoked at the annual meeting by filing a later-dated proxy or by filing a written notice of such revocation with the Secretary of the Company at the annual meeting prior to the voting of such proxy.

What constitutes a quorum at the annual meeting and how are votes counted?

We need a quorum of shareholders to hold a valid annual meeting. A quorum will be present if shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast are represented in person or by proxy at the annual meeting. Abstentions and broker non-votes are counted as present for the purpose of establishing a quorum.

How many votes are required for the election of directors?

Directors are elected by a plurality vote of shares of common stock cast in person or by proxy at the annual meeting, provided that a quorum is present. A “plurality” means that the candidates for election as directors receiving the highest number of votes, up to the number of directors to be elected, shall be elected. Because the election of directors is based on a plurality of the votes cast, abstentions and broker non-votes have no effect on the outcome of the vote. Shareholders are not entitled to cumulative voting in the election of directors.

How many votes are required to approve, on an advisory basis, the compensation of our named executive officers?

As long as a quorum is present, the affirmative vote of the holders, present in person or by proxy, of shares entitled to cast at least a majority of the votes which all shareholders are entitled to cast, is required to approve, on an advisory basis, the compensation of our named executive officers. Abstentions and broker non-votes will have the same effect as votes against this proposal.

How many votes are required to approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers?

As long as a quorum is present, the affirmative vote of the holders, present in person or by proxy, of shares entitled to cast at least a majority of the votes which all shareholders are entitled to cast, is required to approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers. Abstentions and broker non-votes will have the same effect as votes against this proposal.

How many votes are required for the ratification of the appointment of BDO USA, LLP?

As long as a quorum is present, the affirmative vote of the holders, present in person or by proxy, of shares entitled to cast at least a majority of the votes which all shareholders are entitled to cast, is required to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. Abstentions and broker non-votes will have the same effect as votes against this proposal.

How many votes are required for any other proposals that may properly come before the annual meeting?

Any other proposals that may properly come before the annual meeting will be approved if the holders, present in person or by proxy, of shares entitled to cast at least a majority of the votes which all shareholders are entitled to cast are voted in favor of the action, unless the question is one upon which a different vote is required by express provision of law or by our articles of incorporation or our bylaws. Abstentions and broker non-votes will have the same effect as votes against any proposal that requires approval by a majority of the votes which all shareholders are entitled to cast. Abstentions and broker non-votes are not considered votes cast, however, and, as such, have no effect on the outcome of any proposals which would be approved based on votes cast. We are not aware of any such other proposals that may properly come before the annual meeting at the present time.

ELECTION OF DIRECTORS

Our bylaws provide that the number of directors constituting the entire board will be not less than five nor more than twenty-five, with the exact number to be fixed from time to time by our board of directors.

Our bylaws also provide that our board of directors will be classified into three classes, each class to be as nearly equal in number, in respect to the time for which they severally hold office. At each annual meeting of shareholders, one class of directors is to be elected and each class of directors so elected will serve for a term of approximately three years.

Effective November 30, 2013, Penseco Financial Services Corporation was merged with and into the Company pursuant to an Agreement and Plan of Merger dated June 28, 2013. Such merger is referred to as the “Penseco merger” and such agreement, as the “Penseco merger agreement.” Pursuant to the Penseco merger agreement, upon consummation of the Penseco merger, the number of directors constituting our entire board was increased from seven to fourteen. Our former Chief Executive Officer, Alan W. Dakey, resigned from the board, and eight former directors of Penseco Financial Services Corporation were appointed to the board to serve, along with our continuing directors, in the classes identified below.

In accordance with the terms of the Penseco merger agreement, our director nominees were recommended for the board of directors’ selection by subcommittees of the nominating committee of our board of directors, as more particularly described under the heading “Board of Directors and Committees – Nomination Process” on page 18.

It is intended that the proxies solicited by the board of directors will be voted FOR the five director nominees named below (unless the shareholder otherwise directs). If, for any reason, any nominee becomes unavailable for election or service on the board, the proxy solicited by the board of directors will be voted for such substituted nominee as is selected by the board of directors. The board has no reason to believe that any of the named nominees are not available or will not serve if elected.

Nominees for Director – Term Expiring In 2017

The board has nominated incumbent directors James G. Keisling, P. Frank Kozik, Ronald G. Kukuchka, Robert W. Naismith, Ph.D. and George H. Stover, Jr. for election to the board of directors at the 2014 annual meeting of shareholders, each to serve until the 2017 annual meeting of shareholders and until his or her successor has been elected and qualified. The names of the director nominees and certain information about them are set forth below:

James G. Keisling, age 66, was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company in connection with the consummation of the Penseco merger in November 2013. Prior to that, he served as a director of Penseco Financial Services Corporation and Penn Security Bank and Trust Company since 1984. Our board of directors determined that Mr. Keisling is qualified to serve as a director of the Company as a result of his substantial small company management experience, specifically in the region in which the Bank conducts its business, and previous service as a director of Penseco and other public companies. Mr. Keisling is the Treasurer of Northeast Architectural Products, Inc., a manufacturer of hardscape masonry products located in Archbald, Pennsylvania. Through his employment with Northeast Architectural Products, Inc., Mr. Keisling is able to obtain insight regarding the local business and consumer environment that is valuable to the Board of Directors in its oversight of the Company’s and Bank’s operations. His service as a director of Penseco and Penn Security has enabled him to develop a knowledge of their former operations, which is beneficial to the Company’s Board. In addition, Mr. Keisling served as a director of CPG International, Inc., a public company that manufactures plastic sheets products, from 2006 to 2008, and Vycom Corp., a public company that manufactures plastic sheets products, from 2006 to 2008.

P. Frank Kozik, age 74, was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company in connection with the consummation of the Penseco merger in November 2013. Prior to that, he served as a director of Penseco Financial Services Corporation and Penn Security Bank and Trust Company since 1981. Our board of directors concluded that Mr. Kozik is qualified to serve as a director of the Company as a result of his substantial small company management experience, specifically within the region in which the Bank conducts its business, and his familiarity with the operations of Penn Security Bank and Trust Company. Mr. Kozik is the Chief Executive Officer of Scranton Craftsmen, Inc., a corporation dealing in miscellaneous iron, redi-mix concrete and pre-cast concrete products located in Throop, Pennsylvania. Through his position with Scranton Craftsmen, Inc., Mr. Kozik is able to obtain insight regarding the local business and consumer environment that is valuable to the Board of Directors in its oversight of the Company’s and Bank’s operations. His service as a director of Penseco and Penn Security has enabled him to develop a knowledge of their former operations, which is beneficial to the Company’s Board.

Ronald G. Kukuchka, age 59, has been a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 2007. He has been President of Ace Robbins, Inc. since 1982. The board has determined that Mr. Kukuchka is qualified to be on the board due to his leadership skills gained from owning a successful petroleum company in our market area for over 25 years. He also brings experience gained by serving as director for the Pennsylvania Marketers & Convenience Store Association, director of the Tunkhannock Fireman’s Relief Association, and from being trustee of the Roy Piper Charitable Trust.

Robert W. Naismith, Ph.D., age 69, was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company in connection with the consummation of the Penseco merger in November 2013. Prior to that, he served as a director of Penseco Financial Services Corporation and Penn Security Bank and Trust Company since 1988. The Company has concluded that Dr. Naismith is qualified to serve as a director of the Company as a result of his substantial company management experience, particularly within the region in which the Bank conducts its business, including his previous experience in the financial and securities industry. Dr. Naismith is Chairman of JuJaMa, Inc., a web-based software company which provides networking software to the conference industry. The company is located in Scranton, Pennsylvania. He also serves as Chairman and Chief Executive Officer of Roosevelt Capital Partners, LLC, an investment company also located in Scranton, Pennsylvania. Through his oversight of these companies, Dr. Naismith is able to obtain insight regarding business to business trends and the local and national business environment that is valuable to the Board of Directors in its oversight of the Bank’s operations.

George H. Stover, Jr., age 66, has been a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 1992. He is and has been a real estate appraiser since 1972. The board has determined that Mr. Stover is qualified to be on the board due to his leadership skills obtained from successfully operating his own insurance and real estate business for 40 years. In addition, Mr. Stover has expertise of real estate values due to being an experienced real estate appraiser.

Continuing Directors

The names of our directors, whose current terms will continue after the 2014 annual meeting of shareholders, and certain information about them, are set forth below:

Term Expiring In 2015

Richard S. Lochen, Jr., age 50, has been a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 2003. He has been a Certified Public Accountant with the firm of Lochen & Chase PC since 1995. He was the former President/Chief Executive Officer of Peoples and Peoples Security Bank and Trust Company and Former Chief Administrative Officer of Peoples and Peoples Security Bank and Trust Company. The board has determined that Mr. Lochen is qualified to be on the board due to his knowledge of auditing publicly-traded financial institutions that he gained during his career as a CPA, which included assisting in preparation of annual and quarterly filings with the SEC. He also brings executive leadership experience and understanding of the operations of Peoples gained from his serving as Chief Executive Officer of Peoples and Peoples Security Bank and Trust Company for four years.

James B. Nicholas, age 62, was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company in connection with the consummation of the Penseco merger in November 2013. Prior to that, he served as a director of Penseco Financial Services Corporation and Penn Security Bank and Trust Company since 1981. The Company has concluded that Mr. Nicholas is qualified to serve as a director of the Company as a result of his substantial small company management experience, particularly within the region in which the Bank conducts its business, and his familiarity with the operations of the former Peoples Security Bank and Trust Company. Mr. Nicholas has served as the President of D.G. Nicholas Co., a wholesale auto parts company located in Scranton, Pennsylvania, since 1990. Through his oversight of D.G. Nicholas Co., Mr. Nicholas is able to obtain insight regarding the local business and consumer environment that is valuable to the Board of Directors in its oversight of the Company’s and Bank’s operations. His service as a director of Penseco and Penn Security has enabled him to develop a knowledge of their former operations, which is beneficial to the Company’s Board.

Emily S. Perry, age 74, was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company in connection with the consummation of the Penseco merger in November 2013. Prior to that, she served as a director of Penseco Financial Services Corporation and Penn Security Bank and Trust Company since 1983. The Company has concluded that Ms. Perry is qualified to serve as a director of the Company as a result of her insurance background, extensive community activities and familiarly with the operations of Penn Security Bank and Trust Company. Ms. Perry is a former insurance account executive which provided her with relevant experience, such as customer service and consideration of client financial needs, in an industry that complements the financial services provided by the Bank. In addition, through her participation in various community activities such as the Scranton Public Library and Arc of Northeastern Pennsylvania, Ms. Perry serves as a liaison between the Bank and the local community and provides the Board of Directors with additional opportunities to further the Company’s charitable efforts. Her service as a director of Penseco and Penn Security has enabled her to develop a knowledge of their former operations, which is beneficial to the Company’s Board.

Steven L. Weinberger, age 66, was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company in connection with the consummation of the Penseco merger in November 2013. Prior to that, he served as a director of Penseco Financial Services Corporation and Penn Security Bank and Trust Company since 1999. The Company has concluded that Mr. Weinberger is qualified to serve as a director of the Company as a result of his substantial small company management experience, particularly within the region in which the Bank conducts its business, and his familiarity with the operations of Penn Security Bank and Trust Company. Mr. Weinberger has served as the President of G. Weinberger Company, a mechanical contracting company located in Old Forge, Pennsylvania, since 1981. Through his oversight of G. Weinberger Company, Mr. Weinberger is able to obtain insight regarding the local business and consumer environment that is valuable to the Board of Directors in its oversight of the Company’s and Bank’s operations. His service as a director of Penseco and Penn Security has enabled him to develop a knowledge of their former operations, which is beneficial to the Company’s Board.

Earle A. Wootton, age 68, has been a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 2010. He is Chairman and Chief Executive Officer of Community Foundation of the Endless Mountains (formerly known as Community Foundation of Susquehanna and Wyoming Counties), a position he has held since 2005, and has served as President and Chief Executive Officer of Mountain Resource Partners, Inc. (formerly Montrose Publishing Company, Inc.) for approximately 30 years. The board has determined that Mr. Wootton is qualified to be on the board due to his executive management skills acquired through being chief executive officer of a printing company for 30 years. He also brings experience gained through being a previous director of a national bank for 18 years, and being the founder and chairman of a community foundation.

Term Expiring In 2016

William E. Aubrey II, age 50, has been a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 2006 and Chairman of the board since 2008. He has been President and Chief Executive Officer of Gertrude Hawk Chocolates since 2003. The board has determined that Mr. Aubrey is qualified to be on the board due to his executive management experience gained by being President of two companies. He also brings knowledge gained by serving on several community boards, holds an MBA and is licensed as a CPA.

Craig W. Best, age 53, was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company in connection with the consummation of the Penseco merger in November 2013. Prior to that, he served as a director of Penseco Financial Services Corporation and Penn Security Bank and Trust Company since 2006. The Company has concluded that Mr. Best is qualified to serve as a director of the Company as a result of his leadership and prior experience in the banking industry. Mr. Best served as President and Chief Executive Officer of Penseco Financial Services Corporation and Penn Security Bank and Trust Company from 2006 until the Penseco merger, at which time he was appointed as President and Chief Executive Officer of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company. Prior to joining Penseco, Mr. Best served as Chief Operating Officer of First Commonwealth Bank, a $6.2 billion financial services institution headquartered in Indiana, Pennsylvania, from July 2000 to December 2005. During his employment with First Commonwealth Bank, Mr. Best was responsible for overseeing the day to day operations of all lines of business and administrative functions for First Commonwealth Bank. Before serving as Chief Operating Officer of First Commonwealth Bank, Mr. Best was President of NBOC, a $1.0 billion division of First Commonwealth Bank. This collective experience, along with his. knowledge of all aspects of the Company’s and the Bank’s business through his position as President and Chief Executive Officer, uniquely qualify Mr. Best for service on the Company’s Board of Directors.

Joseph G. Cesare, M.D., age 76, was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company in connection with the consummation of the Penseco merger in November 2013. Prior to that, he served as a director of Penseco Financial Services Corporation and Penn Security Bank and Trust Company since 2009. The Company has concluded that Dr. Cesare is qualified to serve as a director of the Company as a result of his prior experience serving on the Board of Directors of Old Forge Bank. Dr. Cesare served as a director of Old Forge Bank from 2005 until April 1, 2009, when Old Forge Bank was acquired by Penn Security Bank and Trust Company. During this time, Dr. Cesare developed a detailed understanding of financial institutions which contributed to the successful integration of the Old Forge Bank and Penn Security Bank and Trust Company and which enables him to successfully serve the Company in this position. Additionally, Dr. Cesare is President of Scranton Orthopedic Specialists and has been practicing in the community as an orthopedic surgeon since 1974. Dr. Cesare’s strong ties to the community will provide the Board of Directors with valuable insight into the local businesses and the current consumer environment.

Joseph T. Wright, Jr., age 57, has been a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 2009. He has been an attorney at law with Wright Reihner PC since 1980. The board has determined that Mr. Wright is qualified to be on the board due to his experience and knowledge gained while being a practicing attorney for over thirty years with involvement in numerous financially complex matters related to disputes involving shareholders, employment matters, contracts, valuation issues, real estate matters, and general business issues related to risk assessment.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF ITS NOMINEES TO THE BOARD OF DIRECTORS OF THE COMPANY TO SERVE UNTIL THE 2017 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL HIS OR HER SUCCESSOR HAS BEEN ELECTED AND QUALIFIED.

PROPOSAL TO APPROVE, ON AN ADVISORY BASIS,

THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (commonly referred to as the “Exchange Act”), we are providing our shareholders with the opportunity to vote, on an advisory basis, on the compensation of our named executive officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers.

Even though this say-on-pay vote is advisory and therefore will not be binding on us, the members of our compensation committee and board of directors value the opinions of our shareholders. Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our shareholders’ concerns and the compensation committee will evaluate what actions may be appropriate to address those concerns.

Our executive compensation program is designed to attract, reward, and retain key employees, including our named executive officers, who are critical to our success. Under this program, our named executive officers are rewarded for the achievement of specific short-term and long-term goals that enhance shareholder value. Shareholders are urged to read the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement for greater detail about our executive compensation programs, including information about the fiscal year 2013 compensation of our named executive officers.

We are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BY THE ADOPTION OF THE FOREGOING RESOLUTION.

PROPOSAL TO APPROVE, ON AN ADVISORY BASIS,

THE FREQUENCY OF FUTURE ADVISORY VOTES

ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required pursuant to Section 14A of the Exchange Act, we also are providing our shareholders with the opportunity to vote, on an advisory basis, on the frequency of future advisory votes on the compensation of our named executive officers. In particular, we are asking whether future advisory votes on the compensation of our named executive officers should occur every one year, two years or three years.

After considering this agenda item, our board of directors has determined that an advisory vote on the compensation of our named executive officers every year is the most appropriate alternative for the Company. The board’s determination was influenced by the fact that the compensation of our named executive officers is evaluated, adjusted and approved on an annual basis. As part of the annual review process, the board believes that shareholder sentiment should be a factor that is taken into consideration by the board and the compensation committee in making decisions with respect to executive compensation. By providing an advisory vote on executive compensation on an annual basis, our shareholders will be able to provide us with direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. We have endeavored to structure the executive compensation program to provide a reasonable balance between both long-term and short-term performance goals that is closely aligned with our strategic plan for building a stronger and more customer-focused financial organization over time. We understand that our shareholders may have different views as to what is the best approach for us, and we look forward to hearing from our shareholders on this agenda item every year. Accordingly, our board of directors recommends that future advisory votes on the compensation of our named executive officers be held every year.

If any frequency option – every one year, two years or three years – receives the affirmative vote of the holders of shares entitled to cast at least a majority of the votes which all shareholders are entitled to cast, that frequency will be the one approved by shareholders on an advisory basis. Even though the vote is advisory and therefore will not be binding on us, the board of directors and the compensation committee value the opinions of our shareholders and will carefully consider our shareholders’ vote. Nonetheless, the board may decide in the future that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by, or which receives the highest number of votes cast by, our shareholders.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BE HELD EVERY ONE YEAR.

RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014

The audit committee of our board of directors appointed ParenteBeard LLC as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2012. On June 28, 2013, the audit committee of our board of directors approved the dismissal of ParenteBeard LLC and the engagement of BDO USA, LLP as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2013. The reports of ParenteBeard LLC on the Company’s financial statements as of and for the years ended December 31, 2012 and December 31, 2011 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s two most recent fiscal years and subsequent interim period preceding ParenteBeard LLC’s dismissal, there were: (i) no disagreements with ParenteBeard LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of ParenteBeard LLC would have caused ParenteBeard LLC to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements of the Company; and (ii) no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

Our audit committee subsequently appointed BDO USA, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2014. BDO USA, LLP has advised the Company that one or more of its representatives will be present at the 2014 annual meeting to make a statement if they so desire and to respond to appropriate questions.

Prior to the Penseco merger, McGrail Merkel Quinn & Associate, P.C. served as the independent registered public accounting firm for Penseco for the fiscal year ended December 31, 2013. As of the consummation of the Penseco merger, BDO USA, LLP served as the independent registered public accounting firm of the combined Company.

The following table presents the aggregate fees, billed or expected to be billed, by ParenteBeard LLC and BDO USA, LLP, the Company’s principal accountants, for the fiscal years ended December 31, 2013 and 2012, respectively.

	2013 Fees			2012 Fees
Fee Category	ParenteBeard	BDO USA	Total	ParenteBeard
Audit Fees[1]	31,700	220,000	251,700	36,260
Audit-Related Fees[2]	7,032	—	7,032	10,443
Tax Fees[3]	8,222	32,050	40,272	—
All Other Fees[4]	17,885	—	17,885	—
Total Fees	64,839	252,050	316,889	46,703

1.	Audit Fees consist of the aggregate fees billed for professional services rendered by the independent registered public accounting firm for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s quarterly reports on Form 10-Q, or services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
2.	Audit-Related Fees consist of the aggregate fees billed for assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.”
3.	Tax Fees consist of the aggregate fees billed for professional services rendered by the independent registered public accounting firm for tax compliance, tax advice, and tax planning. The services comprising the fees disclosed under this category include the preparation of state and federal tax returns as well as assisting with calculating estimated tax payments.
4.	All Other Fees consist of the aggregate fees billed for products and services provided by the independent registered public accounting firm, other than the services reported under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees.”

The audit committee’s charter includes a formal policy concerning the pre-approval of audit and non-audit services (including the fees and terms thereof) to be provided by the independent registered public accounting firm of the Company, subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the audit committee prior to the completion of the audit. The policy requires that all services to be performed by BDO USA, LLP, including audit services, audit-related services and permitted non-audit services, be either pursuant to detailed pre-approval policies and procedures established by the committee as to the services to be performed, or presented to and pre-approved by the committee (subject to the de minimis exception). All services rendered by BDO USA, LLP are permissible under applicable laws and regulations, and the audit committee pre-approved all audit, audit-related and non-audit services performed by ParenteBeard LLC and BDO USA, LLP during 2012 and 2013. The audit committee has considered whether the provision of services after the audit services (as specified above) is compatible with maintaining BDO USA, LLP’s independence and has determined that provision of such services has not adversely affected BDO USA, LLP’s independence.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

BOARD OF DIRECTORS AND COMMITTEES

Director Independence

During 2014, we applied to have our common stock listed on The Nasdaq Stock Market, LLC. Accordingly, our board evaluated the independence of each director and director nominee under the listing standards of The Nasdaq Stock Market, LLC. During this review, the board considered transactions and relationships between each director or any member of his immediate family and the Company and its subsidiaries and affiliates. The board also considered whether there were any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and members of Peoples’ senior management or their affiliates.

As a result of this review, the board affirmatively determined that William E. Aubrey II, Joseph G. Cesare, M.D., James G. Keisling, P. Frank Kozik, Ronald G. Kukuchka, Richard S. Lochen, Jr., Robert W. Naismith, Ph.D., James B. Nicholas, Emily S. Perry, George H. Stover, Jr., Steven L. Weinberger, Earle A. Wootton and Joseph T. Wright, Jr. are independent under the listing standards of The Nasdaq Stock Market, LLC. In addition, the board determined that each member of our audit committee and compensation committee is independent in accordance with the additional independence criteria applicable to such committee members under the listing standards of The Nasdaq Stock Market, LLC, including the recently adopted listing standards regarding the independence of compensation committee members as determined after taking into account any relationship between such committee members and any compensation consultants engaged by the compensation committee. Only Craig W. Best, our Chief Executive Officer and President, was determined to be not independent.

In determining the independence of each director, the board considered that Peoples and its subsidiaries in the ordinary course of business have, during the last three years, purchased products and services from companies at which some of our directors or their immediate family members were officers or employees during 2013. The board determined that none of these relationships impaired the independence of the directors.

Board Meetings

During 2013, the board of directors held twelve meetings. There were no meetings of the independent directors. All of our directors attended at least 75% of board meetings and meetings of committees of the board on which such directors served.

We have no formal policy with respect to director attendance at our annual meeting of shareholders. All of our then-serving directors attended our 2013 annual meeting of shareholders.

Board Leadership Structure and Role in Risk Oversight

The board of directors of the Company has determined that the separation of the offices of chairman of the board and chief executive officer enhances board independence and oversight. Moreover, the separation of the chairman of the board and chief executive officer allows the chief executive officer to better focus on his responsibilities relating to day-to-day management of the Company, enhancing shareholder value and expanding and strengthening the Company’s franchise while allowing the chairman to lead the board in its fundamental role of providing advice to and independent oversight of management. Consistent with this determination, William E. Aubrey II serves as Chairman of the Board of the Company and Craig W. Best serves as Chief Executive Officer and President of the Company.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk, legal risk and reputational risk. Management, including our chief risk officer, is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk management oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board meets regularly with management to discuss strategy and risks facing the Company. Senior management attends board meetings and is available to address any questions or concerns raised by the board on risk management. The Chairman of the Board and independent members of the board of directors work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Primary responsibility for areas of risk oversight is allocated among our standing committees as follows:

Committee	Primary Areas of Risk Oversight
Audit Committee	Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters.

Nominating and Governance Committee	Risks and exposures associated with leadership, succession planning and corporate governance.

Compensation Committee	Risks and exposures associated with executive compensation programs and arrangements, including incentive plans.

Compensation Risk Management

Our compensation committee has reviewed the compensation policies and practices of the Company and has determined that the policies and practices do not motivate imprudent risk taking and are not reasonably likely to have a material adverse effect on the Company. The compensation committee is aware that compensation arrangements, if not properly structured, may encourage inappropriate risk-taking. An example of how the Peoples’ compensation programs protect against imprudent risk taking is the clawback agreement that executives are required to execute in connection with their participation in the Peoples Cash Incentive Program (as further described below).

Board Committees

As noted above, the board of directors of the Company conducts much of its business through committees of the board. During 2013, the board maintained standing audit, compensation and nominating committees. The Penseco merger agreement and our amended and restated bylaws provide that for a period of three years following the effective time of the Penseco merger, unless eighty percent of the directors determine otherwise, former Penseco directors are to have pro rata representation on all committees of the board of directors. Accordingly, promptly following the completion of the Penseco merger on November 30, 2013, the board reorganized its standing committees as more particularly described below.

Audit Committee

During the fiscal year ended December 31, 2013, prior to the Penseco merger, the audit committee of the board of directors consisted of directors Lochen, Kukuchka, Wooton and Wright. Upon completion of the Penseco merger, the board appointed directors Lochen, Keisling, Kukuchka, Naismith, Weinberger and Wooton to comprise the audit committee.

Each member of the audit committee was independent under the requirements of The Nasdaq Stock Market, LLC relating to audit committee members. The board of directors has determined that director Richard S. Lochen, Jr. qualifies as an “audit committee financial expert,” as defined under the rules of the Securities and Exchange Commission, or “SEC.” The audit committee met five times in 2013.

The audit committee is governed by a formal charter approved by the board of directors, a current copy of which is available at the Company’s website, peoplesnatbank.com, at the “Governance Documents” page under “Investor Relations.” The primary purposes, duties and responsibilities of the audit committee include:

•	oversee our accounting and financial reporting processes, including management’s preparation of financial reports and other financial information;

•	oversee our management’s maintenance of internal controls and procedures for financial reporting, accounting and financial reporting processes generally;

•	assist our board of directors Board in its oversight of our compliance with legal and regulatory requirements;

•	evaluate the independence and oversee the performance of our independent registered public accounting firm and oversee the audits of the financial statements of the Company;

•	assist our board of directors in risk assessment and risk management.

•	pre-approve all auditing services and permitted non-audit services (including the fees for such services and terms thereof) to be performed by our independent registered public accounting firm;

•	establish and periodically review and, as appropriate, revise, procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	oversee our internal audit function; and

•	oversee any related party transactions.

Audit Committee Report

In accordance with SEC regulations, the audit committee has prepared the following report. As part of its ongoing activities, the audit committee has:

•	reviewed and discussed the audited consolidated financial statements of the Company at and for the year ended December 31, 2013, with management;

•	discussed with BDO USA, LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by AICPA, Professional Standards, Vol. 1. AU section 380; and

•	received the written disclosures and letter from BDO USA, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with BDO USA, LLP such firm’s independence.

Based upon its review and the considerations and discussions referenced above, the audit committee recommended to the board of directors that our audited consolidated financial statements be included in the Company’s annual report on Form 10-K, as filed with the SEC on March 17, 2014.

Submitted by the Audit Committee:

Richard S. Lochen, Jr., Chairman
James G. Keisling
Ronald G. Kukuchka
Robert W. Naismith, Ph.D.
Steven L. Weinberger
Earle A. Wootton

The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such report by specific reference.

Compensation Committee

During the fiscal year ended December 31, 2013, prior to the Penseco merger, the compensation committee of the board of directors consisted of directors Aubrey, Lochen and Wright. Upon completion of the Penseco merger, the board appointed directors Aubrey, Keisling, Kozik, Lochen, Naismith, Perry and Wright to comprise the compensation committee. During 2013, the compensation committee of the board of directors met twice.

The compensation committee is governed by a formal charter approved by the board of directors, a current copy of which is available at the Company’s website, peoplesnatbank.com, at the “Governance Documents” page under “Investor Relations.” The primary purposes, duties and responsibilities of the compensation committee include:

•	review and approve the annual base salaries and annual incentive opportunities of our chief executive officer and other executive officers;

•	review and approve incentive awards and opportunities, including both cash-based and equity-based awards and opportunities, any employment agreements and severance arrangements, any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits, and any special or supplemental compensation and benefits, in each case for our executive officers;

•	review and make recommendations to our board of directors with respect to new compensation programs;

•	review periodically the operation of our compensation programs;

•	establish and periodically review policies for the administration of compensation programs;

•	ensure that our compensation programs comport with our compensation philosophy;

•	review and make recommendations to our board of directors with respect to director compensation;

•	review and make recommendations to our board of directors with respect to our employee benefit plans;

•	administer our compensation programs, including equity incentive programs, for all employees;

•	review and provide guidance on our human resource programs, which may include talent review and leadership development and “best place to work” initiatives;

•	oversee all matters relating to the outcome of shareholder advisory votes regarding executive compensation; and

•	oversee risks and exposures associated with leadership assessment, and compensation programs and arrangements, including incentive plans, and reviewing and evaluating our compensation policies and practices of compensating our employees, including non-executive officers, as they relate to risk management practices and risk-taking incentives.

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis that is required by the rules established by the SEC. Based on such review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement. See “Compensation Discussion and Analysis.”

Submitted by the compensation committee:

Robert W. Naismith, Ph.D., Chairman
William E. Aubrey II
James G. Keisling
P. Frank Kozik
Richard S. Lochen, Jr.
Emily S. Perry
Joseph T. Wright, Jr.

The foregoing Compensation Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such report by specific reference.

Nominations and Shareholder Communications

During the fiscal year ended December 31, 2013, prior to the Penseco merger, the nominating and corporate governance committee of the board of directors consisted of directors Aubrey, Stover and Wooten. Upon completion of the Penseco merger, the board appointed directors Aubrey, Cesare, Kukuchka, Nicholas, Perry, Stover and Weinberger to comprise the nominating and corporate governance committee. During 2013, the nominating and corporate governance committee of the board of directors met one time.

The nominating and corporate governance committee is governed by a formal charter approved by the board of directors, a current copy of which is available at the Company’s website, peoplesnatbank.com, at the “Governance Documents” page under “Investor Relations.” The primary purposes, duties and responsibilities of the nominating and corporate governance committee include:

•	recommend director nominees for selection by our board of directors;

•	solicit recommendations from directors, management, and other appropriate third parties for potential director candidates and collect and analyze information regarding their suitability;

•	assist our board of directors in determining the size and composition of the board and its committees, and of the board of directors and committees of our subsidiaries;

•	develop and make recommendations to our board of directors with respect to corporate governance guidelines and other governance policies;

•	develop and recommend to the Board a policy with regard to the consideration of diversity in identifying director candidates, implement any approved diversity policy, evaluate candidates in accordance with such policy, and periodically assess the effectiveness of such policy;

•	identify and prioritize with management significant risks that we face and recommend to our board of directors whether the full board or a particular board committee should have primary responsibility for oversight of each such identified risk;

•	keep apprised of requirements, trends and best practices in corporate governance;

•	review and make recommendations to our board of directors with respect to any proposed changes to our articles of incorporation, bylaws, or committee charters; and

•	develop and make recommendations to our board of directors with respect to key executive succession plans.

Nomination Process

In accordance with the Penseco merger agreement and our bylaws, for our 2014 annual meeting of shareholders, and for the 2015 and 2016 annual meetings, our director nominees have been or will be recommended for the board of directors’ approval by two subcommittees of our nominating and corporate governance committee. One subcommittee is comprised of directors who were directors of Peoples prior to the Penseco merger, referred to as the “Peoples subcommittee,” and the other is comprised of directors who were directors of Penseco Financial Services Corporation prior to the Penseco merger, referred to as the “Penseco subcommittee.” The Peoples subcommittee is responsible for recommending director nominees with respect to each directorship held by an incumbent director who was a director of Peoples immediately prior to the Penseco merger, or any other incumbent director who was nominated by the Peoples subcommittee. The Penseco subcommittee is responsible for recommending director nominees with respect to each directorship held by an incumbent director who was a director of Penseco immediately prior to the Penseco merger, or any other incumbent director who was nominated by the Penseco subcommittee.

The board of directors will consider director candidates recommended by shareholders. Any shareholder who wishes to recommend a director candidate for consideration may send notice to Peoples Financial Services Corp., 150 North Washington Avenue, Scranton, Pennsylvania 18503, Attention: Investor Relations Officer. The notice should contain the information described in the section titled “Shareholder Proposals,” on page 46.

Process for Identifying and Evaluating Nominees

In selecting director candidates to be nominated for election at an annual meeting, the nominating and corporate governance committee begins by determining whether the incumbent directors whose terms expire at the meeting desire, and are qualified, to continue their service on the board. We are of the view that the repeated service of qualified incumbents promotes stability and continuity in the boardroom, giving us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure. Accordingly, it is the policy of the nominating and corporate governance committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the committee’s criteria for membership on the Board; who the committee believes will continue to make important contributions to the Board; and who consent to stand for re-election and, if re-elected, to continue their service on the Board.

If there are Board positions for which the committee will identify and evaluate non-incumbent directors, it will proceed as follows:

Identification. For purposes of identifying nominees for the board of directors, the nominating and corporate governance committee relies on personal contacts of the committee and other members of the board of directors as well as its knowledge of members of the Company’s market area. The nominating and corporate governance committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth above. The nominating and corporate governance committee may use an independent search firm in identifying nominees. However, the committee did not engage an independent search firm for this purpose during the year ended December 31, 2013 or in connection with the nominees for election at the 2014 annual meeting.

Evaluation. In evaluating potential nominees, the nominating and corporate governance committee determines whether the candidate is eligible and qualified for service on the board of directors by evaluating the candidate under the selection criteria set forth below under the heading “Minimum Qualifications” below. In addition, the nominating and corporate governance committee may conduct a background check and may interview the candidate. Candidates proposed by shareholders are considered under the same criteria, except that the Committee may also consider the size and duration of the equity interest of the recommending shareholder in the Company and the extent to which the recommending shareholder intends to continue holding this interest.

Minimum Qualifications

Our bylaws include a mandatory retirement policy applicable to our directors. Any director, upon reaching the mandatory retirement age of 73 years, will be permitted to serve as a director for the remainder of his or her term, after which he or she shall no longer be eligible to serve as a director. Notwithstanding the foregoing, each director appointed to the board of directors in connection with the Penseco merger is eligible to stand for election for one additional three-year term, regardless of age.

The nominating and corporate governance committee has not adopted a specific set of minimum qualifications that must be met by nominees. Nominees are selected on the basis of their integrity, experience, achievements, judgment, intelligence, personal character and capacity to make independent analytical inquiries, ability and willingness to devote adequate time to Board duties, and the likelihood of being able to serve on the Board for a sustained period. In evaluating potential director nominees, our nominating and corporate governance committee (and its subcommittees) will evaluate an individual’s specific qualities or skills including, but not limited to an individual’s: contributions to the range of talent, skill and expertise of the Board; financial, regulatory and business experience, knowledge of the banking and financial services industries, familiarity with the operations of public companies and ability to read and understand financial statements; familiarity with our market area and participation in and ties to local businesses and local civic, charitable and religious organizations; personal and professional integrity, honesty and reputation; ability to represent the best interests of the Company’s shareholders and the best interests of the Company and Bank; ability to devote sufficient time and energy to the performance of his or her duties; independence; and current equity holdings in the Company.

The nominating and corporate governance committee (and its subcommittees) will also consider any other factors it deems relevant, including competition, size of the board of directors, and regulatory disclosure obligations. The nominating and corporate governance committee will also consider the extent to which a candidate helps the board of directors reflect the diversity of the Company’s shareholders, employees, customers, and communities. The committee also considers factors such as global experience, experience as a director of a public company, and knowledge of relevant industries.

In addition, prior to nominating an existing director for re-election to the board of directors, the committee will consider and review an existing director’s Board and committee performance and his or her satisfaction of any minimum qualifications established by the committee.

Shareholder Communications

Any shareholder who desires to send communications to our board of directors or to individual directors may do so by directing his or her communication to the following address: Peoples Financial Services Corp., 150 North Washington Avenue, Scranton, Pennsylvania 18503, Attention: Investor Relations Officer. All shareholder communications, other than any communications we believe may pose a security risk, will be sent directly to board members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 3, 2014, certain information concerning the ownership of shares of the common stock by any person who is known by us to own beneficially more than five percent of the issued and outstanding common stock, each director of the Company, each “named executive officer” identified below under the heading “Executive Compensation” on page 32, and all directors and executive officers as a group.

Name	Number of Shares Beneficially Owned+		Percentage of Ownership++
William E. Aubrey II	31,400.000		*
Craig W. Best	11,892.734	(1)	*
Joseph G. Cesare, M.D.	190,218.000	(2)	2.5%
James G. Keisling	64,686.000	(3)	*
P. Frank Kozik	27,353.000	(4)	*
Ronald G. Kukuchka	24,522.752	(5)	*
Richard S. Lochen, Jr.	9,538.666	(6)	*
Robert W. Naismith, Ph.D.	55,151.000	(7)	*
James B. Nicholas	22,023.000	(8)	*
Emily S. Perry	8,190.000	(9)
George H. Stover, Jr.	77,499.000	(10)	1.0%
Steven L. Weinberger	50,146.000	(11)	*
Earle A. Wootton	21,000.000	(12)	*
Joseph T. Wright, Jr.	27,657.433	(13)	*
Scott A. Seasock	7,847.000	(14)	*
Joseph M. Ferretti	2,988.000	(15)	*
Debra E. Dissinger	14,952.000	(16)	*
Alan W. Dakey	5,786.000	(17)	*
All directors and executive officers as a group (23 persons).	672,832.927		8.9%

+	Any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: voting power, which includes the power to vote, or to direct the voting of, our common stock; and/or, investment power, which includes the power to dispose, or to direct the disposition of, our common stock, is determined to be a beneficial owner of our common stock. All shares are subject to the named person’s sole voting and investment power unless otherwise indicated.

++	Shares beneficially owned include options to purchase shares which are currently exercisable or which will be exercisable within 60 days of March 3, 2014. Percentage calculations are based on 7,549,758 shares outstanding at March 3, 2014, and presume that the identified individual or group exercises all of his, her or their respective warrants and options and that no other holders of warrants or options exercise their warrants or options.
*	Less than 1.0 percent.
(1)	Includes 765.734 shares under Peoples Employee Stock Ownership Plan (“ESOP”) which have been allocated to Mr. Best’s account.
(2)	Includes 21,944 shares owned jointly by Dr. Cesare and his wife, 61,156 shares owned by Dr. Cesare’s wife, and 103,874 shares owned by Tedesco Corp., over which Dr. Cesare’s wife has investment control.
(3)	Includes 43,424 shares owned in a self-directed IRA and 21,262 shares in custodial accounts.
(4)	Includes 12,272 shares owned by Mr. Kozik’s wife.
(5)	Includes 18,144 shares held jointly with spouse and option grants of 200 shares.
(6)	Includes 1,076.466 shares under Peoples Employee Stock Ownership Plan (“ESOP”) which have been allocated to Mr. Lochen’s account, 500 shares subject to vested options, 228.614 shares held by minor children and 4,868.586 shares held jointly with spouse.
(7)	Includes 29,404 shares owned jointly by Dr. Naismith and his wife, 409 shares owned by Dr. Naismith’s wife, and 25,338 shares in a self-directed IRA.
(8)	Includes 7,795 shares in a self-directed IRA, 2,590 shares owned by Mr. Nicholas’s wife, and 7,752 shares held in trust accounts.
(9)	Includes 4,754 shares owned jointly by Mrs. Perry, her husband and her children, and 1,459 shares in a self-directed IRA.
(10)	Includes 500 shares subject to vested options, and 76,999 shares owned jointly by Mr. Stover’s wife.
(11)	Includes 1,295 shares held in a trust account, 1,022 shares in a self-directed IRA, and 37,669 shares held in the following companies of which Mr. Weinberger has an interest: Harold Weinberger, Inc., J. Weinberger Partners and G. Weinberger Co.
(12)	Includes 10,000 shares owned by Mr. Wooton’s wife.
(13)	Includes 1,445.974 shares owned by Mr. Wright’s minor child.
(14)	Includes 304 shares under the ESOP which have been allocated to Mr. Seasock’s account.
(15)	Includes 2,688 shares under the ESOP which have been allocated to Mr. Ferretti’s account and 300 shares subject to vested options.
(16)	Includes 13,425 shares under the ESOP which have been allocated to Ms. Dissinger account, 1,077 shares held jointly by Ms. Dissinger and her husband, and 300 shares subject to vested options.
(17)	Includes 1,235 shares under the ESOP which have been allocated to Mr. Dakey’s account.

EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

Following is information regarding our executive officers other than Craig W. Best, President and Chief Executive Officer. Information regarding Mr. Best is included under the heading “Election of Directors – Continuing Directors – Term Expiring In 2016,” beginning on page 6, and additional information regarding the compensation of our named executive officers is included under the heading “Executive Compensation,” beginning on page 32.

Debra E. Dissinger, Executive Vice President and Chief Operations Officer (Principal Operating Officer), Secretary of Peoples Security Bank and Trust Company, age 59. Ms. Dissinger has served in various roles, most recently as Executive Vice President, Chief Operations Officer, and Chief Risk Officer, of Peoples Neighborhood Bank and Trust Company since 1990.

Joseph M. Ferretti, Executive Vice President and Co-Chief Lending Officer-North, age 44. Mr. Ferretti was appointed to his current position in December 2013. Prior to that, he served as Executive Vice President/Chief Lending Officer of Peoples Neighborhood Bank and Trust Company and Senior Vice President/Chief Credit Officer of Peoples Neighborhood Bank and Trust Company since 1997.

Michael L. Jake, Executive Vice President and Chief Risk Officer, age 61. Mr. Jake was appointed to his current position in connection with the Penseco merger in November 2013. Prior to that, he was Senior Vice President, Chief Risk Officer, of Penn Security Bank and Trust Company since April 2009. Prior to that, he was Chief Financial Officer at Old Forge Bank since 1994.

Greg D. Misterman, Executive Vice President and Chief Credit Officer, age 55. Mr. Misterman was appointed to his current position in connection with the Penseco merger in November 2013. Prior to that, he was Executive Vice President, Chief Credit Officer, and Head of the Credit Division, of Penn Security Bank and Trust Company since March 2012. Prior to that, he served as Executive Vice President, Chief Lending Officer, Corporate Lending Division Head of Penn Security Bank and Trust Company since 2007.

Michael G. Ostermayer, Senior Vice President, Chief Investment Officer and Trust Services Manager, age 64. Mr. Ostermayer was appointed to his current position in November 2013. Prior to that, he was Vice President, Chief Investment Officer of Penn Security Bank and Trust Company since 2007.

Scott A. Seasock, Executive Vice President and Chief Financial Officer, age 56. Mr. Seasock was appointed to his current position in January 2014. Prior to that, he served as Senior Vice President/Chief Financial Officer of Peoples Neighborhood Bank and Trust Company since 2011. Prior to joining Peoples Neighborhood Bank and Trust Company, Mr. Seasock served as the Chief Financial Officer of Community Bank and Trust from 1987 until January 2010.

Lynn M. Thiel, Executive Vice President and Chief Retail Officer-South, age 53. Ms. Thiel was appointed to her current position in connection with the Penseco merger in November 2013. Prior to that she was Executive Vice President, Retail Banking Division Head, of Penn Security Bank and Trust Company since June 2012. Prior to that, she served as Senior Vice President, Planning & Development Division Head between 2006 and 2012; and as Vice President & Compliance Officer between 2000 and 2006.

Thomas P. Tulaney, Executive Vice President and Chief Lending Officer, age 53. Mr. Tulaney was appointed to his current position in connection with the Penseco merger in November 2013, and held the same position with Penseco since March 20, 2012. He joined Penn Security Bank and Trust Company in April 2011 as Executive Vice President and Deputy Chief Lending Officer. Before that, Mr. Tulaney was a Senior Executive Vice President and the Corporate Sales Division Manager of First National Community Bank, a position he held since 2008, when he was promoted from Executive Vice President. He was an employee of First National Community Bank from 1994 to 2011.

Compensation Discussion and Analysis

Overview of Objectives

The executive compensation program of Peoples is designed to provide a competitive base salary as well as to provide certain incentives to our named executive officers to effectively lead and manage the Company and its growth strategy. Decisions regarding executive compensation are determined by the compensation committee with the approval of the board of directors.

The program is designed to support annual and long-term Company goals that create sustainable profitable growth while providing long-term value to our shareholders. The objectives of our executive compensation programs are to:

•	attract, motivate and retain highly qualified executives;

•	link total compensation to both individual performance and the performance of the bank and holding company; and

•	appropriately balance short-term and long-term financial objectives, build shareholder value and reward individual, team and company performances.

We seek to pay for superior performance, both in achieving short-term goals and continuing to build a growing and sustainable financial institution on a long-term basis.

During the year ended December 31, 2013, we compensated our named executive officers, identified below, with a combination of base salary, performance-based cash bonus payments, equity compensation through the Employee Stock Ownership Plan, or “ESOP,” and benefit plans and perquisites which the compensation committee believed were comparable to other financial institutions of similar size in our region. Additionally, as further described below, we took a number of compensation-related actions in connection with the Penseco merger, including assuming the employment agreement of our Chief Executive Officer, Craig W. Best, and other benefit plans and awards. While our compensation program is comprised of all of the aforementioned primary elements, the performance-based cash bonus constitutes a meaningful portion of the total potential compensation for our named executive officers.

Benchmarking

Periodically, the compensation committee compares our senior management compensation levels with comparable levels in industry benchmark studies and peer group data to gain a general knowledge of compensation programs in the industry. To do so, we participate in a survey provided by L.R. Webber Associates that benchmarks salary and benefits from Pennsylvania financial institutions who participate in the survey. The survey includes general compensation information and ranges for executives. The results are reported by bank asset size and geographic region. We use the survey data to compare the base salaries of our named executive positions to the range reported for those positions at other banking institutions with total asset size and geography similar to ours to determine whether we are compensating our named executive officers within the industry standard range. For the year 2013, the base compensation of our named executive officers fell within the range reported in the survey and no adjustments were made to base salaries as a result of the survey. The banks included in the 2013 survey for our pre-merger asset size included:

1st Summit Bank (Johnstown, PA)

Dime Bank (Honesdale, PA)

Ephrata National Bank (Ephrata, PA)

First Citizens National Bank (Mansfield, PA)

First Columbia Bank & Trust Co. (Bloomsburg, PA)

First Keystone National Bank (Berwick, PA)

First National Bank & Trust of Newtown (Newtown, PA)

First National Community Bank (Dunmore, PA)

Jersey Shore State Bank (Williamsport, PA)

Mid Penn Bank (Millersburg, PA)

QNB Bank (Quakertown, PA)

Somerset Trust Company (Somerset, PA)

Washington Financial Bank (Washington, PA)

The banks included in the 2013 survey formed the basis of our 2013 peer group. The peer group of banks listed above contains banks located in the Northeast Pennsylvania region with asset sizes of $600 million to $1 billion in total assets. We anticipate that we will identify a new peer group during 2014 as a result of the Penseco merger and the resulting increase in our total assets. As further described below under the heading “Components of the Compensation Program,” the compensation committee often refers to data from the peer group of banks to formulate decisions regarding Peoples’ executive compensation practices.

The compensation committee also considers salary levels for comparable positions in industries other than the financial services industry.

Components of the Compensation Program

Our executive compensation includes three key elements: base salary, annual cash incentives and benefit plans.

Base Salary

Base salary is the basic element of our executive compensation program and the foundation for setting incentive compensation target awards. The compensation committee determines the range of base salary to offer to a new executive by evaluating the duties, complexities and responsibilities of the respective position; the level of experience required, and the compensation payable for positions having similar scope and accountability as our peer group of banks. The compensation committee refers to the peer group of banks and sets initial base salary compensation between 83 and 106 percent of the median salary for comparable positions within the peer group.

For 2013, our compensation committee reviewed each named executive officer’s individual performance, length and nature of experience and competency, and the potential for advancement in determining the amount of pay adjustments to recommend to the board of directors. The base salary for Joseph M. Ferretti was adjusted in December 2013 in connection with execution of his employment agreement, which is discussed under the heading “Joseph M. Ferretti Employment Agreement” on page 35.

Annual Cash Incentives

We have adopted an Executive Cash Bonus Plan, which was effective January 1, 2011 (the “Peoples Cash Incentive Plan”). Separately, Penseco maintained a cash incentive plan, which we assumed in the Penseco merger (the “Penseco Annual Incentive Plan,” and together with the Peoples Cash Incentive Plan, the “Cash Incentive Plans”). Incentive compensation under the Cash Incentive Plans represents the “at risk” portion of an executive’s pay subject to the achievement of performance goals. The compensation committee (and, with respect to the Penseco Annual Incentive Plan, Penseco’s compensation committee) set individual and corporate goals for the named executive officers to achieve in order to qualify for a cash bonus under the Cash Incentive Plans.

All payments for 2013 under the Cash Incentive Plans were approved and expensed in 2013. Additional details regarding the threshold, target and maximum payouts are set forth in the “2013 Grants of Plan-Based Awards” on page 33, and actual payouts are included in the “2013 Summary Compensation Table” on page 32.

Peoples Cash Incentive Plan

During 2013, the individual component of the Peoples Cash Incentive Plan, comprised of Individual Strategic Targets, accounted for 30% of each participating named executive officer’s total Peoples Cash Incentive Plan opportunity, while the corporate component, comprised of Economic Profit Targets, accounted for 70% of each participating named executive officer’s total Peoples Cash Incentive Plan opportunity. Total Peoples Cash Incentive Plan opportunities, and actual Peoples Cash Inventive Plan payments for 2013 performance, were as follows, for each participating named executive officer:

Named Executive Officer	Maximum Peoples Cash Incentive Plan Payment (% of base salary)	Maximum Peoples Cash Incentive Plan Payment ($)	2013 Peoples Cash Incentive Plan Payment (% of base salary)	2013 Peoples Cash Incentive Plan Payment ($)
Alan W. Dakey	25%	54,101	25%	54,101
Joseph M. Ferretti	15%	22,094	15%	22,094
Scott A. Seasock	15%	23,978	15%	23,978
Debra E. Dissinger	15%	22,171	15%	22,171

Economic Profit Targets for 2013 for the participating named executive officers were as follows:

Economic Profit Target	Maximum Payment (% of Total Peoples Cash Incentive Plan Payment)
Net Income (9,291,000)	50%
Total Average Assets (688,000,000)	5%
Return on Average Assets (1.35)	5%
Return on Average Equity (13.15)	5%
Efficiency Ratio (<60)	5%
Total	70%

Net Income is determined on a sliding scale, where 50% of the maximum payment (equal to 25% of base salary) is payable if the Company’s Net Income equals the target set by the compensation committee, with graduated adjustments upwards or downwards for over-budget and under-budget performance, respectively. The compensation committee believes financial goals create a strong and objective link between executive compensation and shareholder value creation. We design and use Economic Profit Targets as the means for measurement of financial performance to promote the simultaneous optimization of growth, earnings and capital efficiency. We believe the Economic Profit Targets are the best indicator of long-term shareholder value creation and that the correlate well with long-term stock price appreciation.

The compensation committee determined Individual Strategic Targets for each participating named executive officer for 2013. Similar to the Economic Profit Targets, each Individual Strategic Target was assigned a relative weight within the individual performance component of the 2013 Peoples Cash Incentive Plan awards for each of the participating named executive officers, as set forth in the table below:

Mr. Alan Dakey

	Individual Strategic Target	Maximum Payment (% of Total Peoples Cash Incentive Plan Payment)
1.	Accomplish strategic objectives	7.5%
2.	Manage and incentivize direct reports to accomplish strategic objectives	7.5%
3.	Establish an LPO office in Scranton by June 30, 2013	2.5%
4.	Aggregate loans of $512 million or more by December 31, 2013	2.5%
5.	Aggregate deposits of $618 million or more by December 31, 2013	2.5%
6.	Reduce non-performing assets	7.5%

	Total	30.0%

Mr. Scott Seasock

	Individual Strategic Target	Maximum Payment (% of Total Peoples Cash Incentive Plan Payment)
1.	Investment Portfolio Management: performance commensurate with top 20% of U.S. financial institutions as reported as of September 30, 2013	7.5%
2.	Accomplish strategic objectives	7.5%
3.	Management of interest sensitivity, liquidity and capital adequacy	7.5%
4.	Completion of all tasks, studies and analysis requested by the CEO and/or Board	7.5%

	Total	30.0%

Ms. Debra Dissinger

	Individual Strategic Target	Maximum Payment (% of Total Peoples Cash Incentive Plan Payment)
1.	Completion of specified exam-related installations	7.5%
2.	Successful implementation and utilization of upgrades relating to specified applications	7.5%
3.	Achievement of a rating of 2 (or higher) on all regulatory exams, and no major adverse findings during any audit	7.5%
4.	Completion of upgrade/installation of software to satisfy regulatory requirements regarding vendor management	7.5%

	Total	30.0%

Mr. Joseph Ferretti

	Individual Strategic Target	Maximum Payment (% of Total Peoples Cash Incentive Plan Payment)
1.	Aggregate loan growth of 9.1%	6.0%
2.	Manage commercial loan officers to reach individual goals for loans, deposits and fees.	6.0%
3.	3-month average past due loans of 1.25% or less as of December 31, 2013	6.0%
4.	Loan charge-offs of 0.10% or less as of December 31, 2013	6.0%
5.	Accomplish strategic objectives to develop the bank’s southern region	6.0%

	Total	30.0%

In 2013, all Economic Profit Targets and Individual Strategic Targets were met and exceeded, resulting in each participating named executive officer achieving the maximum total payment under the Peoples Cash Inventive Plan.

Penseco Annual Incentive Plan

In connection with the Penseco merger, we assumed Penseco’s obligations under the Penseco Annual Incentive Plan. Our chief executive officer’s Cash Incentive Plan payment was determined in accordance with the Penseco Annual Incentive Plan, which set a variety of financial performance targets for Mr. Best in 2013. Below is a description of each financial measure, as well as its weight as a percentage of the total Penseco Annual Incentive Plan opportunity for Mr. Best:

Individual Performance Measure	2013 Target Performance	2013 Actual Performance	Maximum Payment (% of Total Penseco Annual Incentive Plan Payment)
Core earnings per share	2.72	2.81	20%
Core revenue	42,282	43,272	20%
Core efficiency ratio	69.41	66.08	10%
Loans, net	648,020	658,841	10%
Total deposits	740,295	736,737	10%
Total assets	937,089	917,497	20%
Asset quality			10%
Net charge-offs / average loans	.20	.06
Non-performing loans / total loans	.50	.41

Total			100%

References to Penseco “core” earnings, “core” revenue and other “core” measures indicate that appropriate adjustments would be made to those measures in the event of any extraordinary transaction or other event. In 2013, the earnings recognized from bank-owned life insurance were considered non-core earnings, and Mr. Best’s actual performance was measured relative to the performance of Penseco prior to the completion of the merger. Based on performance during 2013, Mr. Best earned a payment of $51,930, or 21% of his base salary, under the Penseco Annual Incentive Plan.

Clawback Agreements

In order to participate in the Peoples Cash Incentive Plan, all executives are required to sign a clawback agreement. The clawback agreement allows us to recover any overpayment under the Cash Incentive Plans in the event that we are required to restate our financial statements because of a material financial reporting violation or an executive’s misconduct or fraudulent activity. The policy applies to any current or former executive officer who received a bonus under the Cash Incentive Plans during the three-year period preceding the date on which the restatement is required. Mr. Best has a substantially similar provision included in his employment agreement.

Long-Term Incentive Compensation

Prior to the Penseco merger, we did not have a current equity incentive compensation plan, although certain options granted under our 1998 Stock Option Plan remain outstanding. In the merger, we assumed Penseco’s 2008 Long-Term Incentive Plan. No awards were made under the 2008 Long-Term Incentive Plan to our executive officers in 2013. Our compensation committee had not made any determinations about potential future awards under the legacy Penseco 2008 Long-Term Incentive Plan or potential future equity incentive plans.

Benefits

ESOPs. We designed an ESOP as a long-term incentive to focus executives on long-term value creation and to provide balance to the annual Cash Incentive Plans. The ESOP covers substantially all employees who meet the eligibility requirements and is intended to incentivize and reward all employees, including the named executive officers (other than Mr. Best), based upon our long-term success as measured by shareholder return. We also maintain an ESOP assumed in connection with the Penseco merger that allows plan participants (including Mr. Best) to accumulate a retirement benefit in our stock at no cost to the participants.

401(k) Plans. We maintain two profit sharing plans under the provisions of Section 401(k) of the Internal Revenue Code in an effort to provide employees with a means by which they can save for retirement and also to provide tax-deferred compensation, not to exceed the amount allowed under the Internal Revenue Code, as amended, referred to as the “Code,” as a reward for saving for retirement. One 401(k) Plan is a plan historically maintained by Peoples and the other is the 401(k) Plan assumed in connection with the Penseco merger. Mr. Best participates in the legacy Penseco 401(k) plan and all other named executive officers participate in the Peoples’ 401(k) Plan, each on the same basis as other employees participating in the respective plan.

Pension Plan. The Company also sponsors the Employees’ Pension Plan, a legacy defined benefit pension plan assumed in connection with the Penseco merger, which was amended in June 2008 to cease benefit accruals. Mr. Best has accumulated benefits under our Employees’ Pension Plan.

Health and Welfare Benefits. Named executive officers participate in the Company’s other benefit plans on the same terms as other employees. These plans include medical, dental, vision, disability, life insurance and flex spending account benefits and are standard in the industry.

Supplemental Employee Retirement Plan. In 2004, Peoples provided a supplemental employee retirement plan (“SERP”) to Ms. Dissinger in recognition of her years of service and to incent her to continue to serve the Company. Peoples also provided SERPs to Messrs. Dakey, Ferretti, and Seasock, to incent them to continue to serve us and to assure the overall competiveness of our executive compensation program. The respective SERP benefits for Messrs. Dakey, Ferretti, and Seasock became fully vested and were distributed in connection with the Penseco merger in November 2013. The SERP benefit for Ms. Dissinger became fully vested in connection with the Penseco merger in November 2013 and will be paid over a 15-year period once she attains age 65. Mr. Ferretti’s employment agreement, dated December 1, 2013, provides for a SERP benefit equal to $40,000 per year commencing upon his retirement at age 65 and continuing for ten years. Such SERP has yet to be implemented.

Deferred Compensation Plans. We also maintain the “Deferred Compensation Plan No. 2” formerly maintained by Penn Security Bank & Trust Company which was assumed in connection with the Penseco merger, under which we make certain contributions for Mr. Best in accordance with his employment agreement.

Chief Executive Officer Retirement Benefits. We provide our Chief Executive Officer with certain retirement benefits under an Excess Benefit Plan formerly maintained by Penseco which was assumed in connection with the Penseco merger. This plan originally provided Mr. Best with additional benefits in excess of those accrued under the Employees’ Pension Plan due to the limit on compensation contained in Section 401(a)(17) of the Code, and is now being administered to provide benefits in excess of those accrued under the legacy Penseco 401(k) Plan and ESOP in which Mr. Best participates.

Split Dollar Insurance Agreements. We provide split-dollar life insurance to Ms. Dissinger, Mr. Ferretti, and Mr. Dakey.

Under Ms. Dissinger’s agreement, a death benefit of either two times her salary to a maximum of $400,000 or 100% of the death proceeds less the cash value of the policy would be paid if Ms. Dissinger dies while in service with us. Mr. Ferretti’s agreement provides a death benefit of $10,000 (which benefit terminates upon termination of his employment) and Mr. Dakey’s agreement provided for a death benefit of $100,000.

We also maintain a split-dollar term life insurance arrangement for Mr. Best (see additional discussion below under the heading “Craig W. Best Employment Agreement”).

Perquisites

The compensation committee regularly reviews our executive perquisites and believes they are appropriate and modest when compared to peer companies and are necessary to attract and retain high-caliber talent. We provide a vehicle allowance to our Chief Executive Officer, Chief Financial Officer, and Co-Chief Lending Officer as they are required to entertain business clients. The compensation committee also believes that country clubs can serve as appropriate forums for building client relationships and for community interaction. We reimburse monthly membership expenses for Mr. Ferretti, and did for Mr. Dakey, based on demonstrable business requirements, which are approved monthly and reviewed annually. Additionally, we reimburse Mr. Best for the cost of country and dining club memberships.

Impact of Prior Compensation in Setting Elements of Compensation

Prior compensation of the named executive officers does not impact how Peoples sets elements of current compensation. The compensation committee believes that current total compensation must be sufficient to attract, motivate and retain top management. The compensation committee analyzes outstanding option grants, outstanding plan awards and overall stock ownership for each of the named executive officers to ensure that future change-in-control agreements and other benefits provide appropriate and relevant incentives to the executives.

The Role of Management in Determining Compensation

During 2013, our former Chief Executive Officer set performance goals, including Economic Profit Targets and Individual Strategic Targets, under the Cash Incentive Plans for the other named executive officers. The compensation committee set performance goals, including Economic Profit Targets and Individual Strategic Targets, under the Cash Incentive Plans for the Chief Executive Officer. The Chief Executive Officer reviewed each of the other named executive officer’s annual performance and discussed the performance review with and makes a recommendation on increases to base salary to the compensation committee. The compensation committee then presented its recommendations for increases in base salary to the board of directors for all named executive officers. No named executive officer is present when the compensation committee or the board of directors discusses his/her respective compensation levels.

The Role of the Compensation Committee

The compensation committee is responsible for recommending compensation policies to the board for approval, as well as developing and implementing the compensation programs for the named executive officers and other key members of management. Key items pertaining to executive compensation such as base salary increases, the size and performance targets associated with awards under the Cash Incentive Plans, and the offering of special retirement agreements are submitted to the board of directors for approval following the review and recommendation of the compensation committee. In 2013, our former Chief Executive Officer consulted with the compensation committee in determining the specific Individual Strategic Targets outlined in the Cash Incentive Plan, but did not participate in discussions on his own compensation.

Operating within the framework of duties and responsibilities established by the board, the compensation committee’s role is to assure Peoples’ (1) compensation strategy is aligned with the long-term interests of the shareholders and members; (2) compensation structure is fair and reasonable; and (3) compensation reflects both corporate and individual performance.

Compensation Committee Consultants

The compensation committee’s charter provides that the compensation committee shall be directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other adviser retained by the compensation committee. The Company must provide for appropriate funding, as determined by the compensation committee, for payment of reasonable compensation to a compensation consultant, legal counsel or any other adviser retained by the compensation committee. Prior to engaging any compensation consultant, legal counsel or other adviser (other than in-house legal counsel), the compensation committee must conduct an independence assessment with respect to such adviser.

During 2013, the compensation committee did not engage any compensation consultant to review executive or director compensation.

Accounting and Tax Treatments

All elements of compensation generate charges to earnings under generally accepted accounting principles (GAAP). Generally, no adjustment is made to compensation based on accounting factors, but the tax effects of various types of compensation are considered.

Company Stock Ownership

While we believe that it is important that our named executive officers and directors own shares of our common stock, we do not have formal equity or security ownership requirements for our executive officers or directors.

Severance and Change in Control Benefits

We recognize that an important consideration in our ability to attract, retain and motivate key personnel is our ability to minimize the impact on our management team of the possible disruption associated with our exploration of strategic opportunities. Accordingly, we believe that it is in our best interest and the best interest of our shareholders to provide our key personnel with reasonable financial arrangements in the event of termination of employment following a change in control or involuntary termination of employment for reasons other than “cause” so that they are able to focus fully on the merits of any potential change in control situation without undue concern for the loss of their jobs. All of our named executive officers (other than Mr. Dakey) have provisions in their respective employment or termination agreements that provide for certain benefits in the event of voluntary or involuntary termination following a change in control transaction. These provisions are described under the heading “Other Potential Post-Termination Benefits” below. In addition, the agreements for each named executive officer other than Ms. Dissinger and Mr. Dakey contain provisions which provide for certain severance benefits in the event we terminate the executive officer’s employment for reasons other than cause. These provisions are also described under the headings “Craig W. Best Employment Agreement,” “Scott A. Seasock Employment Agreement,” and “Joseph M. Ferretti Employment Agreement” below, along with estimates of the severance and change in control benefits provided to each of them.

Many of the plans that we maintain and in which our named executive officers participate (including the Excess Benefit Plan) include provisions which accelerate vesting or payment of benefits upon a change in control and are described under the heading “Other Potential Post-Termination Benefits” below.

Alan W. Dakey Consulting Agreement

On December 2, 2013 and in connection with the Penseco merger, we entered into a consulting agreement with our former Chief Executive Officer, Mr. Dakey (the “Consulting Agreement”). Pursuant to the terms of the Consulting Agreement, Mr. Dakey will provide consulting services to the Company for a period of six months following the closing of the Penseco merger with such services focused on assisting Peoples with operations and the continued integration of Penseco into Peoples. In exchange for his services under the Consulting Agreement, Mr. Dakey will be paid $95,000 for the six-month consulting period, payable on a bi-weekly basis. Additionally, Mr. Dakey agreed to certain protective provisions regarding non-solicitation and non-competition which are applicable to him for the duration of the Consulting Agreement and for a period of three years following the closing of the Penseco merger.

Executive Compensation

Our principal executive officer is Craig W. Best, Chief Executive Officer and President, and our principal financial officer is Scott A. Seasock, Executive Vice President and Chief Financial Officer. Messrs. Best and Seasock, together with Joseph M. Ferretti, Debra E. Dissinger, along with our former principal executive officer, Alan W. Dakey, are referred to as the “named executive officers.” The following tables and narratives set forth certain information regarding the compensation of our named executive officers.

2013 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)	Total ($)
Craig W. Best	2013	19,021	60,000	51,930	$715	(1)	14,608	146,274
Chief Executive Officer
and President

Alan W. Dakey	2013	216,912	—	54,101	36,618	(2)	253,884	561,515
Former Chief Executive Officer	2012	202,248	—	50,562	30,873		42,956	326,639
and President	2011	190,800	—	64,099	19,700		37,390	311,989

Scott A. Seasock	2013	159,962	—	23,979	9,703	(3)	180,651	374,295
Executive Vice President	2012	152,250	—	22,838	5,782		22,275	203,145
and Chief Financial Officer	2011	136,077	—	28,928	—		8,625	173,630

Debra E. Dissinger	2013	147,184	—	22,062	13,382	(4)	15,337	197,965
Executive Vice President	2012	140,080	—	21,012	11,065		13,429	185,586
and Chief Operating Officer	2011	136,000	—	27,795	10,538		12,677	187,010

Joseph M. Ferretti	2013	149,422	59,729	22,094	5,458	(5)	240,406	477,109
Executive Vice President and	2012	133,900	—	20,085	3,499		25,574	183,058
Co-Chief Lending Officer-North	2011	130,000	—	25,838	3,325		23,321	182,484

(1)	For 2013, 401(k) plan safe harbor contribution of $802; Executive Deferred Compensation Plan contribution of $5,000; ESOP contribution of $5,473; Excess Benefit Plan contribution of $2,653; country club dues of $584 and automobile allowance of $96.
(2)	For 2013, includes SERP payment of $227,915; deferred compensation of $5,500; automobile allowance of $11,076; 401(k) plan contribution of $7,510; health and wellness program incentive of $453; and country club dues of $1,430.
(3)	For 2013, includes SERP payment of $151,943; automobile allowance of $8,308; ESOP contribution of $12,750; 401(k) plan contribution of $7,650; and health and wellness program incentive of $54.
(4)	For 2013, includes ESOP contribution of $9,575; 401(k) plan contribution of $5,708; and health and wellness program incentive of $54.
(5)	For 2013, includes SERP payment of $207,808; automobile allowance of $8,308; ESOP contribution of $12,750; 401(k) plan contribution of $7,650; health and wellness program incentive of $468 and country club dues of $3,422.

2013 Grants of Plan-Based Awards

The following table provides information concerning grants of plan-based awards made to our named executive officers during the year ended December 31, 2013.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and Option Awards
Craig W. Best	January 3, 2013	—	86,550	86,550	—	—
Alan W. Dakey	January 22, 2013	—	54,101	54,101	—	—
Scott A. Seasock	January 22, 2013	—	23,994	23,944	—	—
Debra E. Dissinger	January 22, 2013	—	22,078	22,078	—	—
Joseph M. Ferretti	January 22, 2013	—	35,000	35,000	—	—

Except with respect to the award to Craig W. Best, which is discussed below, the table above includes the fiscal 2013 threshold, target and maximum payouts designated under our Executive Cash Bonus Plan. For a discussion of the terms of our Executive Cash Bonus Plan and the amounts earned by the named executive officers during fiscal 2013, see discussion under the heading “Compensation Discussion and Analysis – Cash Incentive Plans” above.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

We consummated our merger with Penseco on November 30, 2013, at which time Mr. Best became our President and Chief Executive Officer. The amounts set forth in the 2013 Summary Compensation Table for Mr. Best do not include the compensation paid to him by Penseco prior to the merger, but do include amounts paid by us pursuant to agreements and awards made by Penseco and assumed by us in the merger. The $60,000 bonus earned by Mr. Best in 2013 represents a discretionary cash bonus granted by Penseco in November 2013, and the $51,930 non-equity incentive plan compensation earned by Mr. Best was earned pursuant to an award made by Penseco in January 2013. Both of these amounts were paid by us following the merger.

We have an employment agreement with Mr. Best, which was assumed in the merger, as well as employment agreements with Messrs. Seasock and Ferretti. These agreements are described below under the headings, “Craig W. Best Employment Agreement,” “Scott A. Seasock Employment Agreement” and “Joseph M. Ferretti Employment Agreement.” The employment agreements control many aspects of the compensation of Messrs. Best, Seasock and Ferretti. We do not have employment agreements with any of our other named executive officers. We have a change in control agreement with Ms. Dissinger as more fully described under the heading “Other Potential Post-Termination Benefits.”

Craig W. Best Employment Agreement

We are party to an amended and restated employment agreement with our President and Chief Executive Officer, Craig W. Best dated January 3, 2011 (the “Best Employment Agreement”).

The Best Employment Agreement provides for an initial annual base salary of $247,286, which is subject to annual review by the compensation committee; in the event of an across-the-board salary reduction affecting all of the Company’s management employees, we may decrease Mr. Best’s base salary.

The Best Employment Agreement also provides that Mr. Best will be eligible to:

•	receive an annual cash bonus equal to a percentage of his base salary, which percentage will be determined by the compensation committee from time to time;

•	participate in certain deferred compensation plans maintained by the Company; and

•	participate in our long-term incentive equity-based compensation plans.

Under the Best Employment Agreement, the Company agrees to purchase and maintain a term life insurance policy with a death benefit of $500,000 payable upon Mr. Best’s death. The Company also agrees to provide Mr. Best with the use of an automobile, along with reasonable insurance and maintenance costs, as well as reimbursement for country and dining club memberships and reasonable business expenses.

The Best Employment Agreement provides that any “excess annual incentive cash payments” and “excess long-term incentive awards” (each as defined in the Best Employment Agreement) paid to Mr. Best are subject to clawback provisions in the incentive plans pursuant to which the board of directors may request reimbursement for such payments from Mr. Best in the event that the Bank’s financial statements are the subject of a restatement that is required by applicable law.

Mr. Best’s employment is on an “at will” basis, and each of the Company, the Bank and Mr. Best may terminate the Employment Agreement at any time and for any reason (subject to Mr. Best’s right to any severance payments). Under the Best Employment Agreement, and in the event that Mr. Best’s employment is terminated involuntarily without “Cause” (as defined in the Best Employment Agreement) or voluntarily for “Good Reason” (as defined in the Best Employment Agreement), the Company and the Bank are obligated to, among other things, make monthly payments to Mr. Best for two (2) years following the termination equal to the sum of 1/12th of Mr. Best’s base salary at the time of termination and 1/12th of the bonus payment that Mr. Best was then eligible to receive (each such monthly payment a “Salary Continuation Payment”), make monthly payments equal to the amount of the COBRA “applicable premium” for a period of two (2) years following termination and pay up to $30,000 to an outplacement firm of Mr. Best’s choice for outplacement services; in the event that Mr. Best is terminated without “Cause” or resigns for “Good Reason” in connection with a “Change of Control” (as defined in the Best Employment Agreement), he will be entitled to Salary Continuation Payments for a period of three (3) years following termination and monthly payments equal to the amount of the COBRA “applicable premium” for a period of three (3) years following termination. Payment of severance under the Best Employment Agreement is in each case contingent upon Mr. Best’s execution and delivery of a release agreement to the Company and the Bank.

The Best Employment Agreement contains customary confidentiality and restrictive covenant provisions. For a period of 12 months following termination of employment for any reason, Mr. Best has agreed that he will not: (1) solicit customers, potential customers or suppliers for or on behalf of a competing business (as defined under the Best Employment Agreement); (2) recruit employees of the Bank or Company for a competing business; or (3) serve as a director, officer, employee or investor in a competing business.

Scott A. Seasock Employment Agreement

On January 18, 2011, we entered into an employment agreement with our Executive Vice President and Chief Financial Officer, Scott A. Seasock (the “Seasock Employment Agreement”).

The Seasock Employment Agreement provides for an initial annual base salary of $145,000. The base salary rate automatically increased by a minimum of 4% effective January 1, 2012 and January 1, 2013 with further increases determined by the Company from time to time to the extent that the Company deems such increases appropriate. The Seasock Employment Agreement also provides that Mr. Seasock will be eligible to:

•	receive an annual cash bonus equal to a maximum percentage of 15% of his base salary;

•	participate in certain deferred compensation plans, including a supplemental executive retirement plan; and

•	receive an automobile allowance in an amount of $750.00 per month.

In the event that Mr. Seasock’s employment is involuntarily terminated by the Company without “Cause” (as defined in the Seasock Employment Agreement), or the executive resigns from employment for “Good Reason” (as defined in the Seasock Employment Agreement), and no “Change of Control” (as defined in the Seasock Employment Agreement) shall have occurred at the date of such termination or resignation, the Company shall pay (or cause to be paid) to Mr. Seasock in cash within twenty days following termination or resignation, an amount equal to 2.0 times his annual base salary. In addition, Mr. Seasock will be entitled to continuation of group insurance benefits, at the same level enjoyed by him immediately preceding the termination for the earlier of two (2) years following termination of employment or until he secures benefits from another employer. If Mr. Seasock is terminated without “Cause” or resigns for “Good Reason” after a “Change in Control,” he will be entitled to 2.0 times his annual base salary. In addition, he shall be entitled to continuation of group health insurance benefits, at the same level enjoyed by him immediately preceding the event, for two years following termination of the executive’s employment.

Mr. Seasock’s employment agreement is automatically renewed, on an annual basis, for a period of three years. Notwithstanding the preceding provisions, in the event the lump sum payment described above, when added to all other amounts or benefits would result in the imposition of an excise tax under Code Section 4999, such lump sum shall be reduced to the extent necessary to avoid such imposition.

Joseph M. Ferretti Employment Agreement

On December 1, 2013, the Company entered into an employment agreement with our Executive Vice President and Co-Chief Lending Officer – North, Joseph M. Ferretti (the “Ferretti Employment Agreement”) in connection with the Penseco merger.

The Ferretti Employment Agreement provides for an initial annual base salary of $175,000, which is subject to annual review by the compensation committee and which may be increased (but not decreased, except in the event of an across-the-board salary reduction affecting all of the Company’s management employees).

The Ferretti Employment Agreement also provides that Mr. Ferretti will be eligible to:

•	receive an annual cash bonus targeted at 20% of his base salary;

•	receive a retention bonus in an amount equal to $59,729 payable on the effective date of the Ferretti Employment Agreement and on the first and second anniversaries of such effective date, provided that Mr. Ferretti is employed on the applicable payment date;

•	participate in a supplemental executive retirement plan which will provide Mr. Ferretti with a retirement benefit equal to $40,000 per year commencing upon his retirement at age 65 and continuing for ten years (such plan has yet to be implemented); and

•	be reimbursed for annual dues associated with a golf club membership at the Scranton Country Club.

Mr. Ferretti’s employment is on an “at will” basis, and we and Mr. Ferretti may terminate the Employment Agreement at any time and for any reason (subject to Mr. Ferretti’s right to any severance payments). Under the Ferretti Employment Agreement, and in the event that Mr. Ferretti’s employment is terminated involuntarily without “Cause” (as defined in the Ferretti Employment Agreement) or voluntarily for “Good Reason” following the occurrence of a Change in Control (as defined in the Ferretti Employment Agreement), we are obligated to, among other things, make monthly payments to Mr. Ferretti for one (1) year following the termination equal to the sum of 1/12th of Mr. Ferretti’s base salary at the time of termination and 1/12th of Mr. Ferretti’s average annual bonus in the three fiscal years ending before the date of termination (each such monthly payment a “Salary Continuation Payment”) and make monthly payments equal to the amount of the COBRA “applicable premium” for a period of 18 months; in the event that Mr. Ferretti is terminated without “Cause” or resigns for “Good Reason” in connection with a “Change of Control” (as defined in the Ferretti Employment Agreement), he will be entitled to Salary Continuation Payments and monthly payments equal to the amount of the COBRA “applicable premium” for a period of two (2) years following termination. Payment of severance under the Ferretti Employment Agreement is in each case contingent upon Mr. Ferretti’s execution and delivery of a general release of claims against the Company and the Bank.

The Ferretti Employment Agreement contains customary confidentiality and restrictive covenant provisions. For a period of 12 months following termination of employment for any reason absent the occurrence of a “Change in Control,” Mr. Ferretti has agreed that he will not: (1) solicit customers, potential customers or suppliers for or on behalf of a competing business (as defined under the Ferretti Employment Agreement); (2) recruit our employees for a competing business; or (3) serve as a director, officer, employee or investor in a competing business. In the event of a termination without “Cause” or resignation for “Good Reason” following the occurrence of a “Change in Control,” the restrictive covenant provisions described above are applicable to Mr. Ferretti for a period of 24 months following his termination of employment.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning equity awards outstanding as of December 31, 2013.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Craig W. Best	13,636	(1)	31.53	01/02/2016	—	—
	11,591	(1)	27.50	02/28/2018	—	—
					2,935	111,530
					1,947	73,986
Joseph M. Ferretti	150	(3)	34.10	11/12/2014	—	—
	150	(3)	30.75	10/03/2015	—	—
Debra E. Dissinger	150	(3)	34.10	11/12/2014	—	—
	150	(3)	30.75	10/03/2015	—	—

(1)	Represents outstanding stock appreciation rights assumed in connection with the Penseco merger, as adjusted based on the Penseco merger exchange ratio, all of which are fully vested.
(2)	Represents restricted stock awards under the Penseco Financial Services Corporation 2008 Long-Term Incentive Plan, which was assumed in the Penseco merger, as adjusted based on the Penseco merger exchange ratio. Awards remain subject to a vesting period of five years from the date of grant. The award for 2,935 shares vested March 6, 2014 and the award for 1,947 is scheduled to vest March 15, 2016. Market value is based on a closing price of $38.00 per share of our common stock on December 31, 2013.
(3)	Represents outstanding stock options issued under the Peoples Financial Services Corp. 1998 Stock Option Plan, all of which are fully vested.

Option Exercises and Stock Vested

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Debra E. Dissinger	150	1,350

The value realized on exercise represents the difference between the per share market price of the option shares on the date of exercise, which was $36.50 on May 31, 2013, and the $27.50 per share exercise price of the options.

Pension Benefits

The following table sets forth information concerning our plans that provide for payments or other benefits at, following, or in connection with, retirement for each of the named executive officers.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)		Payment During Last Fiscal Year ($)(3)
Craig W. Best	Penseco Employees’ Pension Plan	3	54,077		—
Debra E. Dissinger	Executive Supplemental Retirement Plan	38	104,588	(4)	—
Joseph M. Ferretti	Executive Supplemental Retirement Plan	16	—		207,808
Alan W. Dakey	Executive Supplemental Retirement Plan	4	—		227,915
Scott A. Seasock	Executive Supplemental Retirement Plan	2	—		151,943

(1)	Represents the number of benefit years of service credited to the executive officer under the plan, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the registrant’s audited financial statements for the last completed fiscal year. The Penseco Employees’ Pension Plan was frozen as of June 2008, and no additional years of services are being credited under such plan.
(2)	Reflects the actuarial present value of the named executive officer’s accumulated benefit under the plan(s), computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the registrant’s audited financial statements for the last completed fiscal year.
(3)	Represents the dollar amount of any payments and benefits paid to the named executive officer during the 2013 fiscal year.
(4)	Represents Ms. Dissinger’s benefit of $20,000 per year for 15 years which begins at age 65. As a result of the merger, Ms. Dissinger’s SERP was fully funded. The balance that had been accrued for the SERP as of December 31, 2012 was $78,074.

The information in the foregoing table includes information related to the Penseco Employees’ Pension Plan, which we assumed in the Penseco merger, a qualified defined benefit retirement plan. As of June 2008, no further benefits are being accrued in this plan. The plan provided for fixed benefits payable for life upon retirement at the age of 65, based on length of service and compensation levels as defined in the plan. Plan assets of the trust fund are invested and administered by the Trust Department of the Bank. The information in the table has been determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. Mr. Best participates in the Employees’ Pension Plan on the same basis as all other former Penseco employees who were participants as of June 2008, and he receives only those benefits that are available to all such other employees.

Messrs. Ferretti, Dakey and Seasock each received a payment under their respective executive supplemental retirement plans as a result of the consummation of the Penseco merger.

In 2004, the Company entered into a Supplemental Executive Retirement Plan with Debra E. Dissinger, Chief Operations Officer. The amount of the normal retirement benefit is $20,000 per annum paid to the executive, beginning at age 65, for 15 years.

As described above, Mr. Ferretti’s employment agreement, dated December 1, 2013, provides for a SERP benefit equal to $40,000 per year commencing upon his retirement at age 65 and continuing for ten years. Such SERP has yet to be implemented.

Non-Qualified Deferred Compensation

The following table sets forth non-qualified deferred compensation contributions during the year ended December 31, 2013.

Name	Company Contributions in 2013 ($)		Aggregate Earnings in 2013 ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2013 ($)
Craig W. Best	2,653	(1)	—		—	43,491
Craig W. Best	5,000	(2)	6,936	(3)	—	280,273

(1)	Represents Company contributions under the Excess Benefit Plan, which contributions are included in “All Other Compensation” in the Summary Compensation Table set forth above.
(2)	Represents Company contributions under the Deferred Compensation Plan No. 2, which contributions are included in “All Other Compensation” in the Summary Compensation Table set forth above.
(3)	Represents earnings on balances in the Deferred Compensation Plan No. 2.

Excess Benefit Plan. The Bank maintains an Excess Benefit Plan for Mr. Best, originally adopted by Penn Security Bank and Trust Company as of January 3, 2006, and assumed in connection with the Penseco merger. The company contribution set forth in the table above represents our contribution following the merger. The aggregate contribution made by us and Penseco in 2013 was $7,142.

This plan originally provided Mr. Best with additional benefits in excess of those accrued under Employees’ Pension Plan due to the limit on compensation contained in Section 401(a)(17) of the Code, and is now being administered to provide benefits in excess of those accrued under the legacy Penseco 401(k) Plan and ESOP. The plan provides Mr. Best with benefits in an amount which is equivalent to the excess, if any, of the amount he would have been entitled to receive under the legacy 401(k) Plan and ESOP if those plans were administered without regard to the limitations required by Section 401(a)(17) of the Code and any regulations thereunder, over the amount he is entitled to receive under those plans for the applicable plan year. The Excess Benefit Plan is intended to be an unfunded excess benefit plan.

The benefit described above is to be computed as of the date of Mr. Best’s separation from service. The accrued benefit will become payable if Mr. Best separates from service for any reason. If a change in control (as defined in the Excess Benefit Plan) occurs, the accrued benefit at the date of the change in control shall be valued and payable according to the provisions set forth below as if the change in control constituted a separation from service.

Mr. Best, or his beneficiaries, will be entitled to receive, by virtue of his separation from service, a distribution in an aggregate amount equal to his accrued benefit. The actuarial equivalent of his accrued benefit will be distributed in a single lump sum payment within five days following the date that is six months after the date Mr. Best separates from service.

If Mr. Best dies before terminating his employment with the Bank and before the commencement of payments under the Excess Benefit Plan, the actuarial equivalent of the entire value of his accrued benefit will be paid, in a single lump sum, within sixty days following the date of his death, to his designated beneficiaries.

If Mr. Best’s employment had terminated on December 31, 2013 his accrued benefit under the Excess Benefit Plan would have been $43,491.

Deferred Compensation Plan No. 2. The Deferred Compensation Plan No. 2 is an account-based deferred compensation arrangement contemplated by the amendment and restatement of Mr. Best’s employment agreement on January 3, 2011. Pursuant to the agreement, the Deferred Compensation Plan No. 2 provides Mr. Best an opportunity to defer base salary and bonus compensation and requires the Company (which assumed the plan in connection with the Penseco merger) to make contributions to Mr. Best’s account in the amount of $61,375 on or around the time his employment agreement was amended and restated, followed by credits of $60,000 each August 1 beginning in 2011 and ending in 2014, subject to Mr. Best’s continued employment. Notional interest will be credited to such deferred amounts and Mr. Best’s account will be distributed upon his retirement or other separation from service, or upon his death or a change in control if earlier. The company contribution set forth in the table above represents our contribution following the merger.

Other Potential Post-Termination Benefits

Payments Made Upon Termination of Employment. The following chart outlines the benefits payable to the Named Executive Officers upon a termination of employment and assumes that the termination of employment occurred on December 31, 2013:

Name	Termination Without “Cause”	Termination for “Good Reason”	Termination After a Change in Control
Craig W. Best	1,011,136	1,011,136	1,324,422
Debra E. Dissinger	—	—	294,368
Joseph M. Ferretti	226,542	226,542	372,056
Scott A. Seasock	343,924	343,924	343,924

Payments Made Upon Termination for Cause. Under the employment agreements with Messrs. Best, Seasock and Ferretti, we may terminate their employment for cause (as defined in the agreement) at any time. If any of them is terminated for cause, he will receive only accrued compensation and vested benefits through his termination date. We do not have an employment agreement with Ms. Dissinger, and she is not entitled to any payments upon a termination for cause.

Payments Made Upon Termination Without Cause or For Good Reason. We do not have an employment agreement with Ms. Dissinger, and she is not entitled to any payments upon a termination without cause or for good reason. In accordance with the terms their employment agreements, each of our other current executive officers are entitled to the following payments:

Craig W. Best – Upon termination by the Company without “cause” (as defined in his employment agreement) or voluntary termination by Mr. Best with good reason (constructive termination), he will receive his accrued compensation and other benefits through his termination date, along with a severance payment equal to 24 months of payments based upon base salary and average annual bonus and $30,000 in outplacement assistance to be paid by us to a firm selected by Mr. Best. In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for the executive, his spouse and dependents for a period of 24 months following termination. If the Company terminated Mr. Best’s employment without cause on December 31, 2013, the severance payment due under his employment agreement (based solely on Mr. Best’s then current cash compensation, without regard to future base salary adjustments or bonuses) would have been $1,011,136.

Joseph M. Ferretti – Upon termination by the Company without “cause” (as defined in his employment agreement) or voluntary termination by Mr. Ferretti with good reason (constructive termination), he will receive monthly payments for one (1) year following the termination equal to the sum of 1/12th of his base salary at the time of termination and 1/12th of his average annual bonus in the three fiscal years ending before the date of termination (each such monthly payment a “Salary Continuation Payment”) and make monthly payments equal to the amount of the COBRA “applicable premium” for a period of 18 months. If the Company terminated Mr. Ferretti’s employment without cause on December 31, 2013, the severance payment due under his employment agreement (based solely on Mr. Ferretti’s then current cash compensation, without regard to future base salary adjustments or bonuses) would have been $226,542.

Scott A. Seasock – Upon termination by the Company without “cause” (as defined in his employment agreement) or voluntary termination by Mr. Seasock with good reason (constructive termination), he will receive an amount equal to twice his base salary at the time of termination. In addition, Mr. Seasock would be entitled to continuation of group insurance benefits at the same level as existed immediately prior to the termination until the earlier to occur of (i) the second anniversary of his termination; and (ii) the commencement of his employment with another employer. If the Company terminated Mr. Seasock’s employment without cause on December 31, 2013, the severance payment due under his employment agreement (based solely on Mr. Seasock’s then current cash compensation, without regard to future base salary adjustments or bonuses) would have been $343,924.

Payments Made Upon Disability or Death. The employment agreement with Messrs. Best, Ferretti and Seasock provide that, upon termination due to the executive’s death or disability, he will receive only accrued compensation and vested benefits through his termination date.

Payments Made Upon a Change in Control. In accordance with the terms of their employment and/or change of control agreements, our named executive officers are entitled to the following payments upon termination in connection with a change of control:

Craig W. Best – If we terminate Mr. Best without cause or Mr. Best terminates for good reason within 36 months of a change in control, he will receive, in addition to previously accrued compensation and benefits, monthly severance payments for 36 months following termination, equal to the sum of 1/12th of the executive’s base salary at the time of termination and 1/12th of the bonus payment that Mr. Best was then eligible to receive. In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for the executive, his spouse and dependents for a period of 36 months following termination. The executive will immediately vest in all outstanding stock-based compensation awards upon termination in connection with a change in control. Generally, under Section 280G of the Internal Revenue Code, severance payments made in connection with a change in control that equal or exceed three times an executive’s average annual compensation over the five preceding tax years (or period of employment, if less) are considered “excess parachute payments.” Amounts that exceed the Section 280G limit are subject to an excise tax payable by Mr. Best and are non-deductible by us. The employment agreement limits payments to Mr. Best to an amount that will not exceed his Section 280G limit under the Internal Revenue Code. If a change in control had occurred at December 31, 2013, the severance payment due to Mr. Best under his employment agreement (based solely on Mr. Best’s then current cash compensation, without regard to future base salary adjustments or bonuses) would have been $1,324,422, and 4,883 shares of restricted stock would have become nonforfeitable. The closing market price of the Company’s common stock on December 31, 2013 was $38.00 per share. Additionally, if a change in control had occurred at December 31, 2013 and Mr. Best’s employment with us ceased on that date, he would receive his accrued benefit under the Excess Benefit Plan, or $43,491, and $2,000 under the Executive Deferred Compensation Plan in a single lump sum payment within five days following the date that is six months after the date Mr. Best separates from service.

Debra E. Dissinger – If we terminate Ms. Dissinger without cause or Ms. Dissinger terminates for good reason in connection with a change in control, she will receive, in addition to previously accrued compensation and benefits, a lump sum payment equal to the product of (i) 2 and (ii) the average compensation reported by Ms. Dissinger on her personal tax returns for the five years preceding termination. If a change in control had occurred at December 31, 2013, the severance payment due to Ms. Dissinger under her change in control agreement (based solely on Ms. Dissinger’s then current cash compensation, without regard to future base salary adjustments or bonuses) would have been $294,368.

If a change in control had occurred at December 31, 2013, the severance payment due to Mr. Ferretti under his employment agreement (based solely on Mr. Ferretti’s then current cash compensation, without regard to future base salary adjustments or bonuses) would have been $372,056. The closing market price of the Company’s common stock on December 31, 2013 was $38.00 per share.

Joseph M. Ferretti – If we terminate Mr. Ferretti without cause or Mr. Ferretti terminates for good reason within 24 months after a change in control, he will receive, in addition to previously accrued compensation and benefits, monthly severance payments for 24 months following termination, equal to the sum of 1/12th of his base salary at the time of termination and 1/12th of the bonus payment that Mr. Ferretti was then eligible to receive. In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for the executive, his spouse and dependents for a period of 24 months following termination. If a change in control had occurred at December 31, 2013, the severance payment due to Mr. Ferretti under his employment agreement (based solely on Mr. Ferretti’s then current cash compensation, without regard to future base salary adjustments or bonuses) would have been $372,056.

Scott A. Seasock – If we terminate Mr. Seasock without cause or Mr. Seasock terminates for good reason within 24 months of a change in control, he will receive, in addition to previously accrued compensation and benefits, an amount equal to twice his base salary at the time of termination. In addition, Mr. Seasock would be entitled to continuation of group insurance benefits at the same level as existed immediately prior to the termination until the earlier to occur of (i) the second anniversary of his termination; and (ii) the commencement of his employment with another employer. If a change in control had occurred at December 31, 2013, the severance payment due to Mr. Seasock under his employment agreement (based solely on Mr. Seasock’s then current cash compensation, without regard to future base salary adjustments or bonuses) would have been $343,924.

Director Compensation

The following table sets forth certain information concerning the compensation of our directors for our fiscal year ended December 31, 2013.

2013 Director Compensation

The following table sets forth information concerning the compensation received by individuals who served as directors (other than Craig W. Best) during the year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(1)	All Other Compensation ($)(2)	Total ($)
William E. Aubrey II	47,700	—	230	47,930
Joseph G. Cesare, M.D.	2,600	—	—	2,600
James G. Keisling	3,300	—	—	3,330
P. Frank Kozik	2,250	—	—	2,250
Ronald G. Kukuchka	38,950	490	230	39,670
Richard S. Lochen, Jr.	38,650	157	1,606	40,413
Robert W. Naismith, Ph.D.	3,150	—	—	3,150
James B. Nicholas	2,600	—	—	2,600
Emily S. Perry	2,950	—	—	2,950
George H. Stover, Jr.	38,600	—	1,351	39,951
Steven L. Weinberger	3,050	—	—	3,050
Earle A. Wootton	39,100	—	1,870	40,970
Joseph T. Wright, Jr.	37,950	—	566	38,516

(1)	Amount reflects the Director’s Deferred Compensation Plan Interest for 2013.
(2)	Amount reflects the imputed income on Director Split Dollar Insurance Plan for 2013.

As a result of the Penseco merger, Dr. Cesare, Mr. Keisling, Mr. Kozik, Dr. Naismith, Mr. Nicholas, Ms. Perry and Mr. Weinberger, joined our board of directors effective November 30, 2013. The compensation disclosed in the table above includes only the compensation paid by Peoples since the date of the merger. Including director compensation paid by both Penseco and Peoples during 2013, comprised solely of fees paid in cash, Dr. Cesare, Mr. Keisling, Mr. Kozik, Dr. Naismith, Mr. Nicholas, Ms. Perry and Mr. Weinberger earned $38,800, $48,550, $32,150, $44,350, $40,900, $36,150 and $37,950.

Each non-employee director receives $1,000 for attendance at each board meeting, $350 for each committee meeting, and $300 for each branch meeting. All non-employee directors receive a retainer of $14,000 per year. The Chairman of the Board receives an additional $800 per month, and the Audit Committee Chairman receives an additional $550 per audit committee meeting.

Effective June 24, 2011, we established a director supplemental life insurance plan. All directors are eligible for the life insurance benefit, subject to medical underwriting acceptance. The plan currently insures seven directors. The director life insurance benefit of $100,000 per participating director is provided through a single premium BOLI program because BOLI is a more cost-effective way of providing the benefits. The eligible participating directors are not required to pay any premiums on the life insurance policy, but have the imputed value of the insurance coverage included in their taxable income.

On March 26, 2011, we adopted the Director Deferred Compensation Plan to be effective April 15, 2011. All current non-employee directors are eligible to participate in the Director Deferred Compensation Plan. The Plan allows for deferrals by participants of up to 100% of their director’s fees and bonuses. There is no maximum dollar limit on the amount that may be deferred by a participant each year. Participants are permitted to change their percentage of deferral annually. The participants are always 100% vested in the amount they defer and the earnings credited to their accounts. Participants are entitled to receive a distribution from their account upon: a termination of service, a change in control, or a specified date as allowed within the plan.

The Company provides a retirement benefit to its non-employee directors. The plan requires a minimum of ten years of service. After the tenth year, the director is granted an annual retirement distribution based on the director’s number of years of service on the board, currently $150 multiplied by the number of years served. This benefit is payable to the director or beneficiary for a ten-year period following retirement. During 2013, we charged $5,400 to expenses for this benefit.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Bank has made, and expects to continue to make, loans in the future to our directors and executive officers and their family members, and to firms, corporations, and other entities in which they and their family members maintain interests. All such loans require the prior approval of our board of directors. None of such loans are, as of the date of this proxy statement, or were at December 31, 2013, nonaccrual, past due, restructured or potential problems, and all of such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company or the Bank and did not involve more than the normal risk of collectability or present other unfavorable features.

The Bank has a formal process with respect to the review and approval of loans extended by it to related persons. In accordance with these procedures, all transactions with related persons must be approved or ratified by disinterested members of board of directors. All loans and commitments to lend included in such transactions were made under substantially the same terms, including interest rates, collateral, and repayment terms as those prevailing at the time for comparable transactions with other persons not related to the Bank and do not involve more than the normal risk of collection or present other unfavorable features.

There were no transactions since the beginning of our last fiscal year, and there are no currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any related person who is also an executive officer had or will have a direct or indirect material interest.

Our Loan Policy and our procedures related to the approval of loans set forth our policies and procedures for the review, approval, or ratification of any transactions with related persons. Any transaction that involves the purchase from, sale to, or joint ownership with, a related person, of an interest in real or personal property must receive any required approvals of regulatory authorities confirming that the terms of such transactions are fair to, and in the best interests of the Company or the Bank; be supported by an independent appraisal not prepared by a related person or an employee of the Company or the Bank; and be approved in advance by a resolution duly adopted, with full disclosure, by our audit committee. Any extension of credit to a related person must be approved in advance by a resolution duly adopted after full disclosure by a majority of the entire board of directors of the Bank, with each interested director abstaining from participating, directly or indirectly, in the vote. All other transactions not expressly described in our code of conduct and ethics, in which any related person will have a direct or indirect material interest, are subject to review and approval by our audit committee.

Compensation Committee Interlocks and Insider Participants

Except for Mr. Lochen, who served as an executive officer of the Company from 2006 until 2010, no member of the compensation committee has ever served as an officer or employee of the Company or its subsidiaries. There are no compensation committee interlocks between the Company or its subsidiaries and any other entity involving the Company or its subsidiaries or any such entity’s executive officers or directors. The Bank has made, and expects to continue to make in the future, loans to the Company’s directors, including members of the compensation committee, and their family members and to firms, corporations and other entities in which they and their family members maintain interests. For more information, see the discussion above under the heading “ – Certain Relationships and Related Transactions.”

CODE OF ETHICS

We have adopted a code of conduct and ethics that applies to our directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer and other senior financial officers. Our code of conduct and ethics is available at our website, peoplesnatbank.com, at the “Governance Documents” page under “Investor Relations.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities (“ten-percent holders”) to file reports of ownership and changes in ownership with the SEC. Officers, directors and ten-percent holders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended December 31, 2013, each of the Company’s officers, directors, and greater than ten-percent holders complied with all Section 16(a) filing requirements applicable to him or her except that directors Aubrey, Kukuchka, Lochen, Stover, Wooton and Wright, and executive officers Dissinger, Ferretti, Jake, Lawrenson, Seasock, Thiel, Tobin, Tulaney, each filed one late Form 3.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information, as of the end of the fiscal year ended December 31, 2013, with respect to compensation plans under which the Company is authorized to issue shares of common stock.

Plan Category	Number of Shares to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity Compensation Plans approved by security holders

Peoples Financial Services Corp. 1998 Stock Option Plan	5,600	32.43	—

Penseco Financial Services Corporation 2008 Long-Term Incentive Plan	—	N/A	129,207

Equity Compensation Plans not approved by security holders	N/A	N/A	N/A

Total	5,600	32.43	129,207

SHAREHOLDER PROPOSALS

Nominations of persons for election to the board of directors and the proposal of business to be considered by the shareholders at an annual meeting of shareholders may be made by any shareholder of the Company who was a shareholder of record at the time of the notice for the annual meeting, who is entitled to vote at the annual meeting, and who complies with the notice procedures set forth in our bylaws.

For director nominations or other proposals to be properly brought before the 2015 annual meeting by a shareholder, the shareholder must give written notice to the Secretary of the Company at Peoples Financial Services Corp., 150 North Washington Avenue, Scranton, Pennsylvania 18503, by March 11, 2015, and any proposal other than a director nomination must be a proper matter for shareholder action, and not otherwise excludable under the rules and regulations of the SEC. In order for a shareholder proposal other than a director nomination to be included in the Company’s proxy statement for the 2015 annual meeting of shareholders, in addition to meeting all of the requirements set forth in our bylaws, and all requirements of applicable securities laws, we must receive the proposal by December 5, 2014.

A shareholder’s notice must set forth (i) the name and address of the shareholder who intends to bring the business before the meeting (“Proposing Shareholder”); (ii) the name and address of the beneficial owner, if different than the Proposing Shareholder, or any of the shares of Peoples common stock which are owned of record and beneficially by the Proposing Shareholder and the number which are owned beneficially by any beneficial owner; (iii) any interest (other than an interest solely as a shareholder) which the Proposing Shareholder or a beneficial owner has in the business being proposed by the Proposing Shareholder; (iv) a description of all arrangements and understandings between the Proposing Shareholder and any beneficial owner and any other person or persons (naming such person or persons) pursuant to which the proposal in the shareholder notice is being made; (v) a description of the business which the Proposing Shareholder seeks to bring before the meeting, the reason for doing so and, if a specific action is to be proposed, the text of the resolution or resolutions which the Proposing Shareholder proposes that the Company adopt; and (vi) a representation that the Proposing Shareholder is at the time of giving the shareholder notice, was or will be on the record date for the meeting, and will be on the meeting date a holder of record of shares of the Company entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to bring the business specified in the shareholder notice before the meeting. The presiding officer of the meeting may, in such officer’s sole discretion, refuse to acknowledge any business proposed by a shareholder which the presiding officer determines is not made in compliance with the foregoing procedure.

REPORTS AND OTHER DOCUMENTS

Annual Report

A copy of the Company’s 2013 Annual Report to Shareholders accompanies this proxy statement. On written request, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC (including a list briefly describing the exhibits thereto), to any record holder or beneficial owner of common stock on March 3, 2014, the record date for the annual meeting, or to any person who subsequently becomes such a record holder or beneficial owner. Additionally, our proxy statement, annual report to shareholders, and proxy card are available at http://www.astproxyportal.com/ast/08838/. Requests should be directed to the attention of the Secretary of the Company at Peoples Financial Services Corp., 150 North Washington Avenue, Scranton, Pennsylvania 18503.

Security Holders Sharing an Address

Only one copy of this proxy statement and the accompanying 2013 Annual Report to Shareholders is being delivered to multiple shareholders sharing an address unless we have previously received contrary instructions from one or more of such shareholders. On written or oral request to the Secretary of the Company at Peoples Financial Services Corp., 150 North Washington Avenue, Scranton, Pennsylvania 18503, we will deliver promptly a separate copy of this proxy statement and the accompanying 2013 Annual Report to Shareholders to a shareholder at a shared address to which a single copy of the documents was delivered. Shareholders sharing an address who wish, in the future, to receive separate copies or a single copy of our proxy statements and annual reports should provide written or oral notice to the Secretary of the Company at the address and telephone number set forth above.

BY ORDER OF THE BOARD OF DIRECTORS

DEBRA E. DISSINGER
Secretary

PEOPLES FINANCIAL SERVICES CORP.

150 N. Washington Avenue

Scranton, PA 18503

PROXY

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 10, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Stephen N. Lawrenson and Greg D. Misterman as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Peoples Financial Services Corp. held of record by the undersigned at the close of business day on March 3, 2014, the record date for the meeting, at the Annual Meeting of Shareholders to be held at Stone Hedge Country Club, 287 German Hill Road, Factoryville, PA, 18419 on May 10, 2014, and any adjournments or postponements thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

PEOPLES FINANCIAL SERVICES CORP.

May 10, 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and Annual Report are available at http://www.astproxyportal.com/ast/08838/

  Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet or telephone.

¢ 20530403000000000000 3	051014

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.	Election of five directors to our Board of Directors, each to serve until the 2017 Annual Meeting of Shareholders and until his or her successor has been elected and qualified.				FOR	AGAINST	ABSTAIN
				2. Proposal to approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: ¡ JAMES G. KEISLING ¡ P. FRANK KOZIK ¡ RONALD G. KUKUCHKA ¡ROBERT W. NAISMITH, Ph.D. ¡ GEORGE H. STOVER, JR.		1 year	2 years 3 years		ABSTAIN
				3. Proposal to approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers. ☐	☐ ☐		☐

					FOR	AGAINST	ABSTAIN
				4. Ratification of BDO USA, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2014.	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED, FOR THE EXECUTIVE COMPENSATION, AND FOR ONE YEAR ON THE FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION.

The undersigned hereby acknowledges receipt of the Proxy Statement dated March 28, 2014 and Annual Report, and hereby revokes any proxy or proxies heretofore given to vote shares at the Meeting and any adjournments or postponements thereof.

Should a director nominee be unable to serve as a director, an event the Peoples Financial Services Corp. does not currently anticipate, the persons named in this proxy reserve the right, in their discretion to vote for substitute nominee designated by the board of directors.

This proxy may be revoked at any time before it is voted by delivering to the secretary of Peoples Financial Services Corp. on or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of Peoples Financial Services Corp. common stock, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in itself constitute the revocation of a proxy.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

If any other business is presented at such meeting, including any motion to adjourn or postpone the meeting, for the purpose of soliciting additional proxies of for any other reason, or other matters incidental to the conduct of the meeting or otherwise, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the board of directors knows of no other business to be presented at the meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢